                                                                   EXHIBIT 10.11
                                                                   -------------
________________________________________________________________________________


                          REVOLVING CREDIT AGREEMENT

                          Dated as of April 16, 1998

                                by and between

                               ALLSCRIPTS, INC.

                                      and

                             LASALLE NATIONAL BANK


________________________________________________________________________________

                               TABLE OF CONTENTS

                                                                                  Page
SECTION 1.        CERTAIN DEFINITIONS.............................................   1

  1.1             Terms Defined in this Agreement.................................   1
  1.2             Terms Defined in Collateral Documents...........................   8

SECTION 2.        REVOLVING LOAN COMMITMENT; REVOLVING CREDIT
                  BORROWING PROCEDURES............................................   8

  2.1             Revolving Loan Commitment.......................................   8
  2.2             Revolving Loan Borrowing Procedures.............................   9
  2.3             Use of Proceeds.................................................  10

SECTION 3.        INTENTIONALLY RESERVED..........................................  10

SECTION 4.        REVOLVING NOTE EVIDENCING REVOLVING LOANS.......................  10

  4.1             Revolving Note..................................................  10
  4.2             Interest; Due Date Extension....................................  10

SECTION 5.        INTEREST; FEES; BALANCES........................................  10

  5.1             Interest Rates on Revolving Loans...............................  10
  5.2             Interest Payment Dates..........................................  11
  5.3             Computation of Interest.........................................  11
  5.4             Fees............................................................  11
  5.5             Intentionally Reserved..........................................  11
  5.6             Increased Costs; Capital Adequacy...............................  11

SECTION 6.        REDUCTION OR TERMINATION OF REVOLVING LOAN
                  COMMITMENT; PREPAYMENTS.........................................  12

  6.1             Reduction or Termination of the Revolving Loan Commitment
                  by the Borrower.................................................  12
  6.2             Optional Prepayment of Revolving Loans..........................  13
  6.3             Mandatory Prepayment............................................  13
  6.4             Interest on Principal Prepaid...................................  13

SECTION 7.        MAKING OF PAYMENTS..............................................  13

  7.1             Making of Payments..............................................  13
  7.2             Deposits to the Borrower's Account..............................  14
  7.3             Setoff..........................................................  14

SECTION 8.        REPRESENTATIONS AND WARRANTIES..................................  14

  8.1             Corporate Organization..........................................  14
  8.2             Authorization; No Conflict......................................  15
  8.3             Validity and Binding Nature.....................................  15
  8.4             Financial Statements............................................  15

8.5           Litigation and Contingent Liabilities...........................  15
8.6           Liens...........................................................  16
8.7           Subsidiaries....................................................  16
8.8           Employee Benefit Plans..........................................  16
8.9           Investment Company Act..........................................  16
8.10          Public Utility Holding Company Act..............................  16
8.11          Regulation U....................................................  17
8.12          Hazardous Material..............................................  17
8.13          Environmental Compliance........................................  17
8.14          Accuracy of Information.........................................  17
8.15          Fair Consideration..............................................  17
8.16          Labor Controversies.............................................  18
8.17          Tax Status......................................................  18
8.18          No Default......................................................  18
8.19          Compliance with Applicable Laws.................................  19
8.20          Capitalization..................................................  19

SECTION 9.    COVENANTS.......................................................  19

9.1           Reports, Certificates and Other Information.....................  19
9.2           Corporate Existence and Franchises..............................  21
9.3           Books, Records and Inspections..................................  21
9.4           Insurance.......................................................  21
9.5           Taxes and Liabilities...........................................  21
9.6           Limits on Revolving Loan Commitment.............................  21
9.7           Intentionally Reserved..........................................  22
9.8           Minimum Net Working Capital.....................................  22
9.9           Indebtedness....................................................  22
9.10          Intentionally Reserved..........................................  22
9.11          Maximum Negative EBITDA; Minimum EBITDA.........................  22
9.12          Minimum Capital Funds...........................................  22
9.13          Purchase and Redemption of the Borrower's Securities; Dividend
              and Interest Restrictions; Subordinated Debt Payments...........  23
9.14          Liens...........................................................  23
9.15          Guaranties, Loans, Advances or Investments......................  23
9.16          Change in Nature of Business....................................  24
9.17          Mergers, Consolidations, Sales..................................  24
9.18          Leases..........................................................  24
9.19          Capital Expenditures............................................  24
9.20          Unconditional Purchase Obligations..............................  24
10.1          Collateral Documents............................................  25
9.22          Use of Proceeds.................................................  25
9.23          Transactions with Affiliates....................................  25
9.24          Other Agreements................................................  25
9.25          Compliance with Applicable Laws.................................  25
9.26          Environmental Matters...........................................  25

9.27          Accountant's Report.............................................  26
9.28          Landlord Consents...............................................  26

SECTION 10.   COLLATERAL SECURITY.............................................  27

10.1          Collateral Documents............................................  27
10.2          Deliveries; Further Assurances..................................  27

SECTION 11.   CONDITIONS TO EFFECTIVENESS.....................................  28

11.1          Effectiveness...................................................  28
11.2          All Revolving Loans.............................................  29

SECTION 12.   EVENTS OF DEFAULT AND THEIR EFFECT..............................  31

12.1          Events of Default...............................................  31
12.2          Effect of Event of Default......................................  33

SECTION 13.   GENERAL.........................................................  33

13.1          Waiver; Amendments..............................................  33
13.2          Notices.........................................................  33
13.3          Computations....................................................  34
13.4          Regulation U....................................................  34
13.5          Costs, Expenses and Taxes.......................................  34
13.6          Indemnification.................................................  35
13.7          Captions and References.........................................  36
13.8          Governing Law; Jury Trial; Severability.........................  36
13.9          Counterparts....................................................  37
13.10         Successors and Assigns..........................................  37
13.11         Prior Agreements................................................  37
13.12         Assignments; Participations.....................................  37


                                   SCHEDULES

Schedule I      Exceptions to Representations and Warranties................   I-1
Schedule II     Indebtedness................................................  II-1
Schedule III    Capital Stock............................................... III-1

                          REVOLVING CREDIT AGREEMENT
                          --------------------------

     This Revolving Credit Agreement, dated as of April 16, 1998 (this "Agreement"), is by and between ALLSCRIPTS, INC., an Illinois corporation (the "Borrower"), and LASALLE NATIONAL BANK, a national banking association (herein, together with its successors and assigns, called the "Bank").


                              W I T N E S E T H:
                              - - - - - - - - -

     WHEREAS, the Borrower has requested that the Bank make certain revolving loans to the Borrower; and

     WHEREAS, the Bank has agreed to make such loans on the terms and subject to the conditions set forth in this Agreement.

     NOW, THEREFORE, in consideration of the mutual agreements contained herein, the parties hereto agree as follows:

     SECTION 1.     CERTAIN DEFINITIONS

     1.1  Terms Defined in this Agreement.  When used herein the following terms
          -------------------------------
shall have the following respective meanings:

     "Affiliate" means, with respect to any Person, any other Person directly or
      ---------
indirectly controlling, controlled by, or under direct or indirect common control with, such Person. A Person shall be deemed to control another Person if such first Person possesses, directly or indirectly, the power to direct or cause the direction of the management and policies of such other Person, whether through ownership of voting securities, by contract or otherwise.

     "Authorized Officer" means the President, Chief Executive Officer or
      ------------------
Treasurer of the Borrower, as the case may be.

     "Bank" - see Preamble.
      ----        --------

     "Bank Parties" - see Section 13.6.
      ------------        ------------

     "Base Rate" means, at any time and from time to time the rate of interest
      ---------
per annum which the Bank most recently announces as its base rate at Chicago, Illinois, which rate shall not necessarily be the lowest rate of interest which the Bank charges any of its customers.

     "Borrower" - see Preamble.
      --------

     "Borrowing Base" means, on any given date, without duplication, the sum of
      --------------
(i) an amount equal to eighty percent (80%) of the face amount (less maximum discounts, credits and allowances which may be taken by or granted to the Account Debtor thereof in connection therewith) of all existing Eligible Accounts of the Borrower that are set forth in the Schedule of Accounts most recently delivered by the Borrower to the Bank, plus (ii) an amount equal to the lesser of (A) forty-five percent
          ----
(45%) of the Eligible Inventory of the Borrower as set forth in the Schedule of Inventory most recently delivered by the Borrower to the Bank and (B) fifty percent (50%) of the amount of availability in respect of Eligible Accounts as calculated pursuant to clause (i) of this definition.

     "Business Day" means any day of the year on which the Bank is open for
      ------------
business in Chicago, Illinois.

     "Capital Funds" means the sum of consolidated net worth of the Borrower
      -------------
(including the value of all preferred stock of the Borrower).

     "Capitalized Lease Obligations" means any amount payable with respect to
      -----------------------------
any lease of any tangible or intangible property (whether real, personal or mixed), however denoted, which either (i) is required by GAAP to be reflected as a liability on the face of the balance sheet of the lessee thereunder or (ii) based on actual circumstances existing and ascertainable, either at the commencement of the term of such lease or at any subsequent time at which any property becomes subject thereto, can reasonably be anticipated to impose on such lessee substantially the same economic risks and burdens, having regard to such lessee's obligations and the lessor's rights thereunder both during and at the termination of such lease, as would be imposed on such lessee by any lease which is required to be so reflected or by the ownership of the leased property.

     "Closing Date" means the date of this Agreement, being the date first
      ------------
written above.

     "Collateral" means all property and/or rights on or in which a Lien is
      ----------
granted to the Bank (or to any agent, trustee or other party acting on the Bank's behalf) pursuant to this Agreement, any of the Collateral Documents or any other instruments, agreements or documents provided for herein or therein or delivered or to be delivered hereunder or thereunder or in connection herewith or therewith.

     "Collateral Documents" means, collectively, the Security Agreement, the
      --------------------
Trademark Security Agreement, the Subsidiary Stock Pledge Agreement and any and all other documents described in Section 10.1 or pursuant to which a Lien has
                                 ------------
been granted or is granted to the Bank (or to any agent, trustee, or other party acting on the Bank's behalf) as security for any of the Liabilities, as any and all of the foregoing documents may be amended, modified, supplemented or restated from time to time with the Bank's advance written consent.

     "Compliance Certificate" - see Section 9.1(c).
      ----------------------        --------------

     "Credit Termination Date" means the earlier of (i) April 16, 2000 or (ii)
      -----------------------
such other date on which the Revolving Loan Commitment shall terminate pursuant to Section 12.2.
   ------------

     "Current Ratio" - see Section 9.10.
      -------------        ------------

     "Dollar(s)" and the sign "$" means lawful money of the United States of
      ---------               ---
America.

     "EBITDA" means, for any period, the consolidated net income (or loss) of
      ------
the Borrower and the Subsidiaries for such period calculated in accordance with GAAP, (a) excluding (i) gains from the sale, exchange, transfer or other disposition of property or assets not in the ordinary course of business of the Borrower and the Subsidiaries and (ii) any other extraordinary or non-recurring gains of the Borrower and the Subsidiaries, and (b) plus each of the following
                                                    ----
for such period to the extent deducted in calculating such net income: (i) depreciation and amortization, (ii) interest expense, (iii) taxes on or measured by income and (iv) any extraordinary or non-recurring losses of the Borrower and the Subsidiaries.

     "Eligible Account" means any of the Borrower's Accounts which meets each of
      ----------------
the following requirements: (i) if it arises from the sale or lease of goods, such goods have been shipped or delivered to the Account Debtor thereof; (ii) it is a valid, legally enforceable obligation of the Account Debtor thereunder, and is not subject to any offset, counterclaim or other defense on such Account Debtor's part or to any claim on such Account Debtor's part denying liability thereunder in whole or in part; (iii) it is subject to a perfected Lien in the Bank's favor and is not subject to any other Lien whatsoever; (iv) it is evidenced by an invoice rendered to such Account Debtor, and is not evidenced by any instrument or chattel paper; (v) it is payable in Dollars; (vi) it is not owing by any governmental agency or body other than "Medicare" or "Medicaid" payments and/or reimbursements (unless specifically authorized by the Bank in advance), (vii) it is not owing by any Account Debtor residing, located or having its principal activities or place of business outside the United States of America or who is not subject to service of process within the continental United States of America; (viii) it is not owing by any Account Debtor involved, as a debtor, in any bankruptcy or insolvency proceeding; (ix) it is not owing by any Subsidiary; (x) it is not unpaid more than 90 days after the date of such invoice; (xi) it is not owing by an Account Debtor which shall have failed to pay in full any invoice evidencing any Account within 90 days after the date of such invoice, unless the total invoice amounts of such Account Debtor which have not been paid within 90 days of the date of such invoice represent less than 25% of the total invoice amounts then outstanding of such Account Debtor; and (xii) it is not an Account as to which the Bank, at any time or times hereafter, determines, in good faith, that the prospect of payment or performance by the Account Debtor thereof is or will be impaired. An Account of the Borrower which is at any time an Eligible Account, but which subsequently fails to meet any of the foregoing requirements, shall thereupon cease to be an Eligible Account. Notwithstanding anything contained in this definition to the contrary, the definition of "Eligible Account" shall not include any Accounts which shall have been sold or otherwise transferred to Pharmacy Fund Receivables, Inc. ("PFR") pursuant to a letter agreement dated October 20, 1997 between the Borrower and PFR.

     "Eligible Inventory" means the Borrower's Inventory located in
      ------------------
Libertyville, Illinois, Grayslake, Illinois and in Columbus, Ohio which meets each of the following requirements: (i) it is in such condition that it may be sold in the ordinary course of the Borrower's business, (ii) in the case of goods held for sale or lease, it is new and unused (except as the Bank may otherwise consent in writing); (iii) it is owned by the Borrower and is subject to a perfected Lien in the Bank's favor and is not subject to any other Lien whatsoever; (iv) if any inventory has been produced by the Borrower, such inventory has been produced by the Borrower in compliance with the Fair Labor Standards Act of 1938, as amended, and all rules, regulations and orders thereunder; and (v) the Bank, in good faith, has determined, in accordance with the Bank's customary business practices, that it is not unacceptable due to age, type, category and/or quantity. Any of the Borrower's Inventory which is Eligible Inventory at any time, but which subsequently fails to meet any of the foregoing requirements, shall thereupon cease to be Eligible Inventory.

     "Environmental Claims" - see Section 9.26(d).
      --------------------        ---------------

     "Environmental Laws"  means any and all federal, state or local
      ------------------
environmental or health and safety-related laws, regulations, rules, ordinances, orders or directives.

     "Equity Transaction" means the series of transactions pursuant to which the
      ------------------
Borrower shall issue (i) 27,582,487 Common Shares and 1,339,241 shares of Series I Preferred Stock for an aggregate consideration of $8,930,000, (ii) 1,803,838 shares of Series I Preferred Stock and warrants to purchase 7,960,000 Common Shares in exchange for 99.5% of the Borrower's outstanding 8.0% Convertible Subordinated Debentures due 2001 and accrued interest thereon through April 15, 1998 and (iii) warrants to purchase 5,500,000 Common Shares to the holders of the Borrower's Series H Preferred Stock in exchange for a delay in the redemption of, and payment of dividends on, the Series H Preferred Stock, in each case on terms and conditions satisfactory to the Bank.

     "Erisa" means the Employee Retirement Income Security Act of 1974, as
      -----
amended, and any successor statute of similar import, together with the regulations thereunder and under the Internal Revenue Code of 1986, as amended, in each case as in effect from time to time. References to sections of ERISA shall be construed to also refer to any successor sections.

     "Erisa Affiliate" means any corporation, trade or business that is, along
      ---------------
with the Borrower and any Subsidiary, a member of a controlled group of corporations or a controlled group of trades or businesses, as described in Sections 414(b) and 414(c), respectively, of the Internal Revenue Code of 1986, as amended, or Section 4001 of ERISA.

     "Event of Default" means any of the events described in Section 12.1.
      ----------------                                       ------------

     "Existing Revolving Credit Agreement" means that certain Second Amended and
      -----------------------------------
Restated Revolving Credit Agreement dated as of April 30, 1996 between the Borrower and the Bank, as amended through the date hereof.

     "Existing Subsidiaries" means Allscrips Pharmacy Center, Inc., an Illinois
      ---------------------
corporation, Pharmacy Management Company, Inc., an Illinois corporation, and Physician Dispensing Systems, Inc., a Delaware corporation.

     "Existing Term Credit Agreement" means that certain Amended and Restated
      ------------------------------
Term Credit Agreement dated as of September 22, 1994 between the Borrower and the Bank, as amended through the date hereof.

     "GAAP" means the generally accepted accounting principles applied in the
      ----
preparation of the audited consolidated financial statements of the Borrower at December 31, 1997, with such changes thereto as (i) shall be consistent with the then-effective principles promulgated or adopted by the Financial Accounting Standards Board and its predecessors and successors and (ii) shall be concurred in by the independent certified public accountants of recognized standing certifying any financial statements of the Borrower and its Subsidiaries.

     "Hazardous Material" means any chemical, substance, material, object,
      ------------------
condition, waste or combination thereof which is or may be hazardous to human health or safety or to the environment due to its radioactivity, ignitability, corrosivity, reactivity, explosivity, toxicity, carcinogenicity, infectiousness or other harmful or potentially harmful properties or effects, including, without limitation, all of those chemicals, substances, materials, objects, conditions, wastes or combinations thereof which are now or become listed, defined or regulated in any manner by any federal state or local law based upon, directly or indirectly, such properties or effects.

     "Indebtedness" with respect to any Person means, as of the date of
      ------------
determination thereof, (i) all of such Person's indebtedness for borrowed money,
(ii) all indebtedness of such Person or any other Person secured by any Lien with respect to any property or asset owned or held by such Person, regardless whether the indebtedness secured thereby shall have been assumed by such Person,
(iii) all indebtedness of other Persons which such Person has directly or indirectly guaranteed (whether by discount or otherwise), endorsed (otherwise than for collection or deposit in the ordinary course of business), discounted with recourse to such Person or with respect to which such Person is otherwise directly or indirectly liable, including, without limitation, indebtedness in effect guaranteed by such Person through any agreement (contingent or otherwise) to (A) purchase, repurchase or otherwise acquire such Indebtedness or any security therefor, (B) provide funds for the payment or discharge of such indebtedness or any other liability of the obligor of such indebtedness (whether in the form of loans, advances, stock purchases, capital contribution or otherwise), (C) maintain the solvency of any balance sheet or other financial condition of the obligor of such indebtedness or (D) make payment for any products, materials or supplies or for any transportation or services regardless of the nondelivery or nonfurnishing thereof, if in any such case the purpose or intent of such agreement is to provide assurance that such indebtedness will be paid or discharged or that any agreements relating thereto will be complied with or that the holders of such indebtedness will be protected against loss in respect thereof, (iv) all of such Person's

Capitalized Lease Obligations, (v) all actual or contingent reimbursement obligations with respect to letters of credit issued for such Person's account and (vi) all of such Person's Redeemable Stock, as measured by the maximum fixed repurchase price thereof. For purposes of the preceding clause (vi), the maximum fixed repurchase price of any Redeemable Stock which does not have a fixed repurchase price shall be calculated in accordance with the terms of such Redeemable Stock as if such Redeemable Stock were repurchased on any date on which Indebtedness shall be required to be determined hereunder.

     "Indemnified Liabilities" - see Section 13.6.
      -----------------------        ------------

     "Liabilities" means any and all of the Borrower's obligations to the Bank,
      -----------
howsoever created, arising or evidenced, whether direct or indirect, absolute or contingent, now or hereafter existing, or due or to become due, which arise out of or in connection with this Agreement or the Related Documents, including, without limitation, post-petition interest and costs in the event of a proceeding under Title 11 of the United States Code.

     "Lien" means any mortgage, pledge, lien, security interest or other charge,
      ----
encumbrance or preferential arrangement, including the retained security title of a conditional vendor or lessor.

     "Margin Stock" has the meaning given to such term in Regulation U.
      ------------

     "Overadvance Sublimit" means (i) $2,000,000 from the Closing Date through
      --------------------
March 31, 1999, (ii) $1,500,000 from April 1, 1999 through June 30, 1999, (iii)
$1,000,000 from July 1, 1999 through September 30, 1999, (iv) $500,000 from
October 1, 1999 through December 31, 1999 and (v) $0 thereafter, or such lesser amounts as the Borrower may request pursuant to Section 6.1.
                                                -----------

     "PBGC" means the Pension Benefit Guaranty Corporation and any entity
      ----
succeeding to any or all of its functions under ERISA.

     "Person" means an individual or a corporation, partnership, limited
      ------
liability company or partnership, trust, incorporated or unincorporated association, joint venture, joint stock company, government (or any agency or political subdivision thereof) or other entity of any kind.

     "Plan" means a "pension plan", as such term is defined in ERISA, which is
      ----
subject to Title IV of ERISA (other than a multi-employer plan) and to which the Borrower, any Subsidiary or any ERISA Affiliate may have any liability, including any liability by reason of having been a substantial employer within the meaning of Section 4063 of ERISA at any time during the preceding five years, or by reason of being deemed to be a contributing sponsor under Section 4069 of ERISA.

     "Property" means, for purposes of all provisions of this Agreement relating
      --------
to Hazardous Material, all real property heretofore, presently or hereafter leased or owned by the Borrower or any Subsidiary.

     "Redeemable Stock" means any equity security (or option or warrant related
      ----------------
thereto) that by its terms or otherwise is required to be purchased or redeemed at any time prior to the date which falls 60 days after the Credit Termination Date, or is redeemable at the option of the holder thereof at any time prior to the date which falls 60 days after the Credit Termination Date.

     "Regulation U" means Regulation U of the Board of Governors of the Federal
      ------------
Reserve System and any successor rule or regulation of similar import as in effect from time to time.

     "Related Documents" means, collectively, the Revolving Note, the Collateral
      -----------------
Documents and all other documents, instruments and agreements executed by the Borrower, the Subsidiaries or any other Person pursuant to or in connection with this Agreement.

     "Reportable Event" has the meaning given to such term in ERISA.
      ----------------

     "Revolving Loan Commitment" means the Bank's commitment to make Revolving
      -------------------------
Loans in an aggregate amount not to exceed the sum of the Revolving Loan Sublimit and the Overadvance Sublimit, in each case as in effect as of such time, pursuant to and in accordance with the terms of Section 2.1.
                                                      -----------

     "Revolving Loan(s)" - see Section 2.1.
      -----------------        -----------

     "Revolving Loan Sublimit" means $12,000,000.00, or such lesser amount as
      -----------------------
the Borrower may request pursuant to Section 6.1.
                                     -----------

     "Revolving Note" - see Section 4.1.
      --------------        -----------

     "Schedule of Accounts" means an aged trial balance and reconciliation to
      --------------------
the Borrowing Base in form and substance satisfactory to the Bank (which may at the Bank's discretion include copies of original invoices) listing the Borrower's Accounts, to be delivered on a monthly basis to the Bank by the Borrower pursuant to Section 9.1(d).
                     --------------

     "Schedule of Inventory" means a schedule in form and substance satisfactory
      ---------------------
to the Bank listing the Borrower's Inventory, to be delivered on a monthly basis to the Bank by the Borrower pursuant to Section 9.1(d), describing such
                                        --------------
Inventory by category, age and type.

     "Schedule of Payables" means a detailed aged schedule in form and substance
      --------------------
satisfactory to the Bank listing the Borrower's accounts payable, to be delivered (from time to time at the Bank's request) to the Bank by the Borrower pursuant to Section 9.1(d).
            --------------

     "Security Agreement" - see Section 10.1.
      ------------------        ------------

     "Subsidiary" means the Existing Subsidiaries and any other corporation of
      ----------
which the Borrower and/or any such Subsidiary own, directly or indirectly, such number of outstanding shares as have more than 50% of the ordinary voting power for the election of such corporation's directors.

     "Subsidiary Stock Pledge Agreement" - see Section 10.1.
      ---------------------------------        ------------

     "Tangible Capital Funds" means Capital Funds, minus the aggregate amount of
      ----------------------                       -----
any intangible assets of the Borrower and each Subsidiary, including, without limitation, covenants not to compete, prepayments, deferral charges (including all capitalized expenses related to any initial public offering of the Borrower's stock), goodwill, franchises, licenses, patents, trademarks, trade names, copyrights, service marks and brand names, employee loans or advances and intercompany advances or notes.

     "Trademark Security Agreement" - see Section 10.1.
      ----------------------------        ------------

     "Unmatured Event of Default" means any event which, with lapse of time or
      --------------------------
notice or lapse of time and notice, will constitute an Event of Default if it continues uncured.

     "Warranty of Validity of Accounts" - see Section 11.1(b)(8).
      --------------------------------        ------------------

     "Welfare Plan" has the meaning given to such term in ERISA.
      ------------

     1.2  Terms Defined in Collateral Documents.  When used herein, the terms
          -------------------------------------
"Account", "Account Debtor", "Equipment", "Inventory", "Lock Box" and "Lock Box Account" shall have the meanings assigned thereto in the Security Agreement.

     SECTION 2.     REVOLVING LOAN COMMITMENT; REVOLVING CREDIT BORROWING
                    PROCEDURES

     2.1  Revolving Loan Commitment.  On the terms and subject to the conditions
          -------------------------
set forth in this Agreement, the Bank agrees to make revolving loans (such loans herein collectively called "Revolving Loans" and individually called a "Revolving Loan") to the Borrower from time to time before the Credit Termination Date in such aggregate amounts as the Borrower may from time to time request but, subject to the immediately succeeding sentence, not exceeding at any one time outstanding the lesser of (i) the Borrowing Base or (ii) the Revolving Loan Sublimit. Notwithstanding the foregoing provisions of this
Section 2.1, the Bank agrees to make Revolving Loans to the Borrower from time to time before the Credit Termination Date in such aggregate amounts as the Borrower may from time to time request in excess of the lesser of (i) the Borrowing Base and (ii) the Revolving Loan Sublimit (such Revolving Loans herein collectively called "Overadvances" and individually called an

"Overadvance"), provided, however, that in addition to the other terms set forth in this Agreement, including those set forth in Section 11, the following
                                                ----------
conditions shall have been satisfied with respect to any such Overadvance:

              (i) on the date of the initial Overadvance, EBITDA for each of the two consecutive months prior to such date of the proposed disbursement of such initial Overadvance shall not have been less than $125,000;

              (ii) the aggregate amount of all Overadvances outstanding at any one time shall not exceed the Overadvance Sublimit then in effect;

              (iii) the aggregate amount of all Revolving Loans outstanding at any one time shall not exceed the Revolving Loan Commitment; and

              (iv) EBITDA for any period set forth below shall not be less than the respective amount set forth below opposite such period:

                    Period                        Minimum EBITDA
                    ------                        --------------
     Closing Date through June 30, 1998               $   75,000
     July 1, 1998 through September 30, 1998          $  500,000
     October 1, 1998 through December 31, 1998        $1,000,000
     Each Calendar Quarter Thereafter                 $1,500,000

The Borrower shall have the right to repay and reborrow any of the Revolving Loans in increments of $50,000 (or integral multiples thereof); provided,
                                                                --------
however, that it shall be a condition precedent to any reborrowing that as of
-------
the date of any reborrowing (any such date herein called a "Reborrowing Date") all of the conditions to borrowing set forth in this Agreement shall be satisfied and all representations and warranties made herein shall be true and correct in all material respects as of such Reborrowing Date.

     2.2  Revolving Loan Borrowing Procedures.  The Borrower shall give the Bank
          -----------------------------------
irrevocable telephonic notice of each proposed Revolving Loan borrowing no later than 1:00 p.m., Chicago time, on the same Business Day as the proposed date of such borrowing. Each such notice shall be effective upon receipt by the Bank and shall specify the date and the amount of the borrowing, and subject to the provisions of Section 2.1, the Bank agrees to make a Revolving Loan to the
              -----------
Borrower on the date specified in such notice. Each request for a Revolving Loan shall automatically constitute a representation and warranty by the Borrower that, as of the date of such requested Revolving Loan, all conditions precedent to the making of such Revolving Loan set forth in Section 2.1 and
                                                            -----------
Section 11 shall be satisfied.  Each borrowing of a Revolving Loan shall be on a
----------
Business Day.

     2.3  Use of Proceeds.  The proceeds of the Revolving Loans shall be used
          ---------------
(i) to repay in full and refinance the outstanding obligations of the Borrower under the Existing Revolving Credit Agreement and (ii) for general working capital purposes.

     SECTION 3.     INTENTIONALLY RESERVED

     SECTION 4.     REVOLVING NOTE EVIDENCING REVOLVING LOANS

     4.1  Revolving Note.  The Revolving Loans shall be evidenced by a
          --------------
promissory note (herein, as the same may be amended, modified, supplemented or restated from time to time, and together with any renewals thereof or exchanges or substitutions therefor, called the "Revolving Note"), dated the Closing Date (or such other date prior thereto as shall be satisfactory to the Bank), payable to the order of the Bank in the maximum aggregate principal amount of $14,000,000.00. The date and amount of each Revolving Loan made by the Bank and of each repayment of principal thereon received by the Bank shall be recorded by the Bank in its records. The aggregate unpaid principal amount so recorded shall be rebuttable presumptive evidence of the principal amount owing and unpaid on the Revolving Note. The failure so to record any such amount or any error in so recording any such amount, however, shall not limit or otherwise affect the Borrower's obligations hereunder or under the Revolving Note to repay the principal amount of the Revolving Loans together with all interest accruing thereon.

     4.2  Interest; Due Date Extension.  The Revolving Note shall provide for
          ----------------------------
the payment of interest as provided in Section 5.  If any payment of principal
                                       ---------
of, or interest on, the Revolving Note falls due on a day that is not a Business Day, then such due date shall be extended to the next following Business Day, and additional interest shall accrue and be payable for the period of such extension.

     SECTION 5.     INTEREST; FEES; BALANCES

     5.1  Interest Rates on Revolving Loans.  The Borrower hereby promises to
          ---------------------------------
pay interest on the unpaid principal amount of each Revolving Loan for the period commencing on the date of such Revolving Loan until such Revolving Loan is paid in full at a rate per annum equal to the Base Rate from time to time in effect, plus (i) with respect to Revolving Loans which do not constitute
        ----
Overadvances, one-half of one percent (.50%) and (ii) with respect to Overadvances, one and one-half percent (1.50%); provided, however, that in the
                                                --------  -------
event that any principal of any Revolving Loan is not paid when due (whether by acceleration or otherwise), the unpaid principal amount of such Revolving Loan shall bear interest after the due date of such principal until such principal is paid at a rate per annum equal to the Base Rate from time to time in effect (but in no case less than the Base Rate in effect at any such due date), plus (i) with respect to Revolving Loans which do not constitute
           ----
Overadvances, three percent (3.0%) or (ii) with respect to Overadvances, four percent (4.0%).

     5.2  Interest Payment Dates.  Accrued interest on each Revolving Loan shall
          ----------------------
be payable monthly on the last Business Day of each calendar month and at maturity, commencing with the last Business Day of April, 1998. After maturity, accrued interest on all Revolving Loans shall be payable on demand.

     5.3  Computation of interest.  Interest on each Revolving Loan shall be
          -----------------------
computed for the actual number of days elapsed on the basis of a 360-day year. The interest rate applicable to each Revolving Loan shall change during such time simultaneously with each change in the Base Rate.

     5.4  Fees.
          ----

          (a) The Borrower agrees to pay to the Bank a fee at a rate per annum equal to (i) one-quarter of one percent (.25%) of the amount by which the Revolving Loan Sublimit exceeds the average unpaid daily closing balance of the Revolving Loans (other than Overadvances) and (ii) one-half of one percent (.50%) of the amount by which the Overadvance Sublimit exceeds the average unpaid daily closing balance of the Overadvances, in each case with the unpaid balance calculated for this purpose by applying payments immediately upon receipt. Such fee, if any, shall be calculated on the basis of a year of 360 days and actual days elapsed, and shall be payable in arrears on the first day of each of the Borrower's fiscal quarters with respect to the prior fiscal quarter.

          (b) The Borrower shall pay to the Bank on the Closing Date a commitment fee of $25,000, which fee shall be deemed to be fully earned and non-refundable.

     5.5  Intentionally Reserved.
          ----------------------

     5.6  Increased Costs; Capital Adequacy.
          ---------------------------------

          5.6.1  Increased Costs.  If (i) Regulation D of the Board of Governors
                 ---------------
     of the Federal Reserve System, or (ii) after the date hereof, the adoption of any applicable law, rule or regulation, or any change therein, or any change in the interpretation or administration thereof by any governmental authority, central bank or comparable agency charged with the interpretation or administration thereof, or compliance by the Bank with any request or directive (whether or not having the force of law) of any such authority, central bank or comparable agency issued after the date hereof shall:

                 (a) subject the Bank to any tax, duty or other charge with respect to any Revolving Loan, the Revolving Note or its obligation to make or maintain any Revolving Loan, or shall change the basis of taxation of payments to the

          Bank of the principal of or interest on any Revolving Loan or any other amounts due under this Agreement in respect of any Revolving Loan or its obligation to make or maintain any Revolving Loan (except for changes in the rate of tax on the overall net income of the Bank imposed by the United States or the jurisdiction in which the Bank's principal executive office is located); or

                 (b) impose, modify or deem applicable any reserve (including, without limitation, any reserve imposed by the Board of Governors of the Federal Reserve System), special deposit or similar requirement against assets of, deposits with or for the account of, or credit extended by, the Bank; or

                 (c) impose on the Bank any other condition affecting any Revolving Loan, the Revolving Note or its obligation to make or maintain any Revolving Loan;

     and the result of any of the foregoing is to increase the cost to (or to impose a cost on) the Bank of making or maintaining any Revolving Loan, or to reduce the amount of any sum received or receivable by the Bank under this Agreement or under the Revolving Note with respect thereto, then, upon demand by the Bank (which demand shall be accompanied by a statement setting forth the basis of such demand), the Borrower shall pay directly to the Bank such additional amount or amounts as will compensate the Bank for such increased cost or such reduction.

          5.6.2  Capital Adequacy.  If either (i) the introduction of or any
                 ----------------
     change in or in the interpretation of any law or regulation or (ii) compliance by the Bank with any guideline or request from any central bank or other governmental authority (whether or not having the force of law) affects or would affect the amount of capital required or expected to be maintained by the Bank or any corporation controlling the Bank and the Bank determines that the amount of such capital is increased by or based upon the existence of the Bank's commitment to lend hereunder and other commitments of this type, then, upon demand by the Bank, the Borrower shall immediately pay to the Bank, from time to time as specified by the Bank, additional amounts sufficient to compensate the Bank in the light of such circumstances, to the extent that the Bank reasonably determines such increase in capital to be allocable to the existence of the Bank's commitment to lend hereunder.

     SECTION 6.     REDUCTION OR TERMINATION OF REVOLVING LOAN COMMITMENT;
                    PREPAYMENTS

     6.1  Reduction or Termination of the Revolving Loan Commitment by the
          ----------------------------------------------------------------
Borrower.  The Borrower may from time to time on at least five Business Days'
--------
prior written notice received by the Bank permanently reduce the amount of the Revolving Loan Commitment but only upon repayment of the amount, if any, by which the aggregate unpaid principal balance of the Revolving Loans exceeds the then reduced amount of the Revolving Loan Sublimit or the Overadvance Sublimit, as applicable. Notwithstanding anything contained in this Agreement to the contrary, any such permanent reduction shall first reduce the Overadvance Sublimit in effect from time to time and, upon reduction of the Overadvance Sublimit to zero (upon which the Overadvance Sublimit shall be deemed to have been terminated), shall then be applied to reduce the Revolving Loan Sublimit. Any such reduction shall be in an aggregate amount of $1,000,000 or an integral multiple thereof, except to the extent the outstanding Overadvance Sublimit shall be less than $1,000,000, in which case the Borrower may terminate such remaining amount upon repayment of the aggregate unpaid principal balance of the Overadvance. The Borrower may at any time on like notice terminate the Revolving Loan Commitment upon payment in full of the outstanding Revolving Loans and the fee described in Section 5.4(b).
                                                                 --------------

     6.2  Optional Prepayment of Revolving Loans.  The Borrower may from time to
          --------------------------------------
time, without premium or penalty (except default interest, if applicable), prepay any Revolving Loan in whole or in part; provided, however, that partial payments shall be in increments of $50,000 (or integral multiples thereof). The Borrower agrees that the Bank shall apply amounts received by the Bank pursuant to the provisions of Section 6.1 and this Section 6.2 first to any Overadvances
                     -----------          -----------
then outstanding and then in such manner as the Bank shall elect in its sole discretion.

     6.3  Mandatory Prepayment.
          --------------------

     (a) The Borrower agrees that if at any time the aggregate unpaid principal amount of the Revolving Loans shall exceed the amount of the Borrowing Base or other applicable limit, it will forthwith make a mandatory prepayment of principal balance of the Revolving Loans in an amount equal to such excess.
Each such mandatory prepayment shall be without premium or penalty.

     (b) The Borrower agrees that the Bank shall apply amounts received by the Bank pursuant to the provisions of any of the Collateral Documents to the outstanding Liabilities first to any Overadvances then outstanding and then in such manner as the Bank shall elect in its sole discretion. All such payments shall be made without premium or penalty.

     6.4  Interest on Principal Prepaid.  Any prepayment of any Revolving Loan
          -----------------------------
shall include accrued interest to the date of prepayment on the principal amount being prepaid.

     SECTION 7.     MAKING OF PAYMENTS

     7.1  Making of Payments.  All payments (including those made pursuant to
          ------------------
Section 6) of principal of, or interest on, the Revolving Note and of any fees
---------
shall be made in immediately available funds by the Borrower to the Bank. All such payments shall be made to the Bank at its principal office in Chicago, not later than 12:00 noon, Chicago time, on the date due; and funds received after that hour shall be deemed to have been received by the Bank on the next following Business Day.

     7.2  Deposits to the Borrower's Account.  The Bank shall have the right to
          ----------------------------------
deposit all proceeds of the Revolving Loans to the Borrower's account with the Bank and shall have the right to charge such account (or any other account in the Borrower's name) for all other Liabilities due from and payable by the Borrower, and the Bank shall use reasonable efforts to provide notice to the Borrower of any such charge.

     7.3  Setoff.
          ------

     (a) In addition to the Bank's rights with respect to the Lock Box Account, the Borrower agrees that, if at any time (i) any amount owing by it under this Agreement or any Related Document is then due and payable to the Bank or (ii) any Event of Default shall have occurred and be continuing, then the Bank or any other holder of the Revolving Note, in its discretion, may apply to the payment of the Liabilities any and all balances, credits, deposits, accounts or moneys of the Borrower then or thereafter with the Bank or such holder.

     (b)  Without limitation of Section 7.3(a), and in addition to the Bank's
                                --------------
rights with respect to the Lock Box Account, the Borrower agrees that, upon and after the occurrence of any Event of Default, the Bank is hereby authorized, at any time and from time to time, without notice to the Borrower, (i) to set off against and to appropriate and apply to the payment of the Liabilities (whether matured or unmatured, fixed or contingent or liquidated or unliquidated) any and all amounts which the Bank is obligated to pay over to the Borrower (whether matured or unmatured, and, in the case of deposits, whether general or special, time or demand and however evidenced) and (ii) pending any such action, to the extent necessary, to hold such amounts as Collateral to secure such Liabilities and to dishonor any and all checks and other items drawn against any deposits so held as the Bank in its sole discretion may elect.

     SECTION 8.     REPRESENTATIONS AND WARRANTIES

     To induce the Bank to enter into this Agreement and to make Revolving Loans hereunder, the Borrower represents and warrants to the Bank that except as disclosed in Schedule I attached hereto:
             ----------


     8.1  Corporate Organization.  The Borrower and each Subsidiary is a
          ----------------------
corporation duly existing and in good standing under the laws of the state of its incorporation and is duly qualified and in good standing as a foreign corporation authorized to do business in each jurisdiction where the failure to so qualify would materially and adversely affect the business, properties, financial condition or results of operations of the Borrower and its Subsidiaries, taken as a whole.

     8.2  Authorization; No Conflict.  The Borrower's execution, delivery and
          --------------------------
performance of this Agreement and each of the Related Documents to which it is a party and the consummation of the transactions contemplated by this Agreement and each of the Related Documents are within the Borrower's corporate powers, have been duly authorized by all necessary corporate action, require no governmental, regulatory or other approval, and do not and will not contravene or conflict with any provision of (i) law, (ii) any judgment, decree or order binding upon the Borrower or (iii) the Borrower's articles of incorporation or by-laws, and do not and will not contravene or conflict with, or cause any Lien to arise under, any provision of any agreement or instrument binding upon the Borrower or upon any property of the Borrower.

     8.3  Validity and Binding Nature.  This Agreement and the Related Documents
          ---------------------------
to which the Borrower is a party are (or, when duly executed and delivered, will be) the legal, valid and binding obligations of the Borrower enforceable against the Borrower in accordance with their respective terms, except as such enforceability may be limited by (i) bankruptcy, insolvency or similar laws affecting the enforcement of creditors' rights generally or (ii) general principles of equity, regardless of whether such enforceability is considered in a proceeding in equity or at law.

     8.4  Financial Statements.
          --------------------

     (a) All balance sheets, statements of operations and other financial data which have been or shall hereafter be furnished to the Bank for the purposes of or in connection with this Agreement (other than financial projections) do and will present fairly the financial condition of the Persons involved as of the dates thereof and the results of their operations for the period(s) covered thereby.

     (b) The Borrower's unaudited condensed consolidated balance sheets as of December 31, 1997 and the related unaudited condensed consolidated statements of the Borrower's income and retained earnings for the one year period ended on such date, copies of which have been furnished to the Bank, fairly present the Borrower's financial condition as at such date and the results of the Borrower's operations for the period ended on such date, all in accordance with GAAP (except for the absence of footnotes), consistently applied.

     8.5  Litigation and Contingent Liabilities.
          -------------------------------------

     (a) As of the date of this Agreement, no litigation (including, without limitation, derivative actions), arbitration proceedings, governmental proceedings or investigations or regulatory proceedings are pending or threatened against the Borrower or any Subsidiary in which either (i) the amount in controversy exceeds $50,000 or (ii) the potential liability of the Borrower or any Subsidiary could reasonably be estimated to exceed $50,000, nor does the Borrower know of any basis for any of the foregoing. In addition, there are no inquiries, formal or informal, which might give rise to such actions, proceedings or investigations.

     (b) The Borrower and each Subsidiary has obtained all licenses, permits, franchises and other governmental authorizations necessary to the ownership of its properties or to the conduct of its businesses, a failure to obtain or violation of which might materially and adversely affect the business, properties, financial condition or results of operations of the Borrower and its Subsidiaries, taken as a whole.

     (c) The Borrower has either provided for or disclosed any material contingent liabilities incurred prior to March 31, 1998 in the financial statements referred to in Section 8.4(b).
                          --------------

     8.6  Liens.  None of the assets of the Borrower or any Subsidiary is
          -----
subject to any Lien, except Liens securing the Liabilities and the liens set forth in part (b) of Schedule II attached hereto (collectively referred to as
                     -----------
"Permitted Liens").

     8.7  Subsidiaries.  The Borrower has no Subsidiaries other than the
          ------------
Existing Subsidiaries.

     8.8  Employee Benefit Plans.  Each Plan complies in all material respects
          ----------------------
with all applicable statutes and governmental rules and regulations and during the twelve consecutive-month period prior to the date of the execution and delivery of this Agreement, (i) no Reportable Event has occurred and is continuing with respect to any Plan, (ii) neither the Borrower nor any ERISA Affiliate has withdrawn from any Plan or instituted steps to do so, (iii) no steps have been instituted to terminate any Plan, (iv) every employee benefit plan within the meaning of Section 3(3) of ERISA which is sponsored, or to which contributions are made by the Borrower or any ERISA Affiliate has been maintained in compliance with all applicable laws and regulations, including, without limitation ERISA and the Internal Revenue Code of 1986, as amended, and
(v) no contribution failure has occurred with respect to any Plan sufficient to give rise to a lien under Section 302(f) of ERISA. No condition exists or event or transaction has occurred in connection with any Plan which could result in the incurrence by the Borrower or any ERISA Affiliate of any material liability, fine or penalty. Neither the Borrower nor any ERISA Affiliate is a member of or contributes to any Multiemployer Plan. Neither the Borrower nor any ERISA Affiliate has any contingent liability with respect to any postretirement benefit under a Welfare Plan other than liability for continuation coverage described in Part 6 of Title I of ERISA.

     8.9  Investment Company Act.  The Borrower is neither an "investment
          ----------------------
company" nor a company "controlled" by an "investment company", within the meaning of the Investment Company Act of 1940, as amended.

     8.10 Public Utility Holding Company Act.  The Borrower is neither a
          ----------------------------------
"holding company", nor a "subsidiary company" of a "holding company", nor an "affiliate" of a "holding company" or of a "subsidiary company" of a "holding company", within the meaning of the Public Utility Holding Company Act of 1935, as amended.

     8.11 Regulation U.  The Borrower is not engaged principally, or as one of
          ------------
its important activities, in the business of extending credit for the purpose of purchasing or carrying Margin Stock.

     8.12 Hazardous Material.  Neither the Borrower or any Subsidiary nor, to
          ------------------
the best of the Borrower's knowledge, any other Person, has ever used, generated, processed, stored, disposed of, released or discharged any Hazardous Material in, on, under, or about the Property or transported it to or from the Property in material violation of any Environmental Laws, and none of the Property contains any underground storage tanks. All Hazardous Materials at the facilities of the Borrower and each Subsidiary are handled in compliance with Environmental Laws in all material respects. All Hazardous Material is disposed of in compliance with Environmental Laws in all material respects. The Borrower has no knowledge, and neither the Borrower nor any Subsidiary has received notification, administrative order or other notice of enforcement, cleanup, removal or other governmental or regulatory actions completed, instituted or threatened under any Environmental Laws, or of claims made or threatened by any Person against the Borrower, any Subsidiary or the Property relating to damage, contribution, cost recovery, compensation, loss or injury resulting from any presence, release, discharge or migration of any Hazardous Material.

     8.13 Environmental Compliance.  The Borrower and each Subsidiary has
          ------------------------
obtained all permits required under all applicable Environmental Laws, and the Borrower, each Subsidiary and their respective facilities are in compliance with all applicable Environmental Laws in all material respects. The Borrower has no reason to believe that it or any Subsidiary will be unable to obtain all required permits or maintain compliance with all Environmental Laws, or that inability to obtain all required permits or maintain compliance with all Environmental Laws would impair the Borrower's ability to meet its obligations under this Agreement.

     8.14 Accuracy of Information.  All written factual information heretofore
          -----------------------
or contemporaneously furnished by the Borrower to the Bank for purposes of or in connection with this Agreement or any of the Related Documents is, and all other written factual information hereafter furnished by the Borrower to the Bank will be, true and accurate in every material respect on the date as of which such information is dated or certified, and the Borrower has not omitted and will not omit any material fact necessary to prevent such information from being false or misleading. The Borrower has disclosed to the Bank in writing all facts which the Borrower reasonably believes could materially and adversely affect the business, properties, financial condition or results of operations of the Borrower and its Subsidiaries, taken as a whole, other than facts known generally by the public and facts known generally by the public specifically in respect of the industry in which the Borrower does business.

     8.15 Fair Consideration.  The Borrower has received fair consideration in
          ------------------
exchange for the Borrower's assumption of the Liabilities. The Borrower is not "insolvent", and the Borrower's incurrence of obligations, direct or contingent, to repay the Revolving Loans render the Borrower "insolvent." For purposes of this Section 8.15, a
                                                      ------------
corporation is "insolvent" if (i) the "present fair salable value" (as defined below) of its assets is less than the amount that will be required to pay its probable liability on its existing debts and other liabilities (including contingent liabilities) as they become absolute and matured, provided that for purposes of this clause (i), redemption obligations of the Company in respect of redeemable stock issued by the Company shall not be deemed to be a liability of the Company; (ii) its property constitutes unreasonably small capital for it to carry out its business as now conducted and as proposed to be conducted including its capital needs; (iii) it intends to, or believes that it will, incur debts beyond its ability to pay such debts as they mature (taking into account the timing and amounts of cash to be received by it and amounts to be payable on or in respect of its debt), or the cash available to it after taking into account all other anticipated uses of its cash is anticipated to be insufficient to pay all such amounts on or in respect of its debt when such amounts are required to be paid; or (iv) it believes that final judgments against it in actions for money damages will be rendered at a time when, or in an amount such that, it will be unable to satisfy any such judgments promptly in accordance with their terms (taking into account the maximum reasonable amount of such judgments in any such actions and the earliest reasonable time at which such judgments might be rendered), or the cash available to it after taking into account all other anticipated uses of its cash (including the payments on or in respect of debt referred to in clause (iii) of this Section 8.15), is
                               ------------         ------------
anticipated to be insufficient to pay all such judgments promptly in accordance with their terms. For purposes of this Section 8.15, the following terms have
                                       ------------
the following meanings: (x) the term "debts" includes any legal liability, whether matured or unmatured, liquidated, absolute, fixed or contingent, (y) the term "present fair salable value" when used with respect to assets means the amount which may be realized, within a reasonable time, either through collection or sale of such assets at their regular market value and (z) the term "regular market value" means the amount which a capable and diligent businessman could obtain for the property in question within a reasonable time from an interested buyer who is willing to purchase under ordinary selling conditions.

     8.16 Labor Controversies.  There are no labor controversies pending or
          -------------------
threatened against the Borrower or any Subsidiary which, if adversely determined, would materially and adversely affect the business, properties, financial condition or results of operations of the Borrower and its Subsidiaries, taken as a whole.

     8.17 Tax Status.  The Borrower and each Subsidiary has made or filed all
          ----------
income and other tax returns, reports and declarations required by any jurisdiction to which any of them are subject, has paid all taxes, assessments and other charges shown or determined to be due on such returns, reports and declarations (other than those being diligently contested in good faith by appropriate proceedings), and has set aside adequate reserves against liability for taxes, assessments and charges applicable to periods subsequent to those covered by such returns, reports and declarations.

     8.18 No Default.  No event has occurred and is continuing and no condition
          ----------
exists which, upon the execution and delivery of, or consummation of any transaction contemplated by, this Agreement or any Related Document, or upon the funding of any Revolving Loan, will constitute an Event of Default or Unmatured Event of Default.

     8.19 Compliance with Applicable Laws.  The Borrower and each Subsidiary is
          -------------------------------
in compliance with the requirements of all applicable laws, rules, regulations, and orders of all governmental authorities (Federal, state, local or foreign, and including, without limitation, environmental laws, rules, regulations and orders), a breach of which would materially and adversely affect the business, properties, financial condition or results of operations of the Borrower and its Subsidiaries, taken as a whole.

     8.20 Capitalization.  After giving effect to the Equity Transaction, there
          --------------
is set forth on Schedule III hereto a complete description of the capitalization
                ------------
of the Borrower and each of the Existing Subsidiaries (on a fully-diluted and fully-converted basis).

     SECTION 9.     COVENANTS

     Until the expiration or termination of the Revolving Loan Commitment and thereafter until all Liabilities are paid in full, the Borrower agrees that, unless at any time the Bank shall otherwise expressly consent in writing, it will:

     9.1  Reports, Certificates and Other Information..  Furnish to the Bank:
          -------------------------------------------

     (a)  Audit Report. On or before the one hundred twentieth (120th) day after
          ------------
each of the Borrower's fiscal years, a copy of an unqualified annual consolidated audit report of the Borrower prepared in conformity with GAAP, duly certified by independent certified public accountants of recognized standing selected by the Borrower with the Bank's consent, together with a certificate from such accountants containing a computation of, and showing compliance with, each of the financial ratios and restrictions contained in this Section 9 and to
                                                                ---------
the effect that, in making the examination necessary for the signing of such annual audit report by such accountants, (i) they have not become aware of any Event of Default or Unmatured Event of Default that has occurred and is continuing or, if they have become aware of any such event, describing it and the steps, if any, being taken to cure it and (ii) they are aware that the Bank is relying upon such accountants' certification of such annual audit reports and they authorize such reliance.

     (b)  Interim Reports.  On or before the thirtieth (30th) day after the end
          ---------------
of each month, a copy of unaudited consolidated financial statements of the Borrower prepared in a manner consistent with the financial statements referred to in Section 9.1(a) (but excluding footnotes), signed by an Authorized Officer
      --------------
and consisting of, at least, a balance sheet as at the close of such month and statements of income and retained earnings for such month and for the period from the beginning of such fiscal year to the close of such month.

     (c)  Certificates.  At the Bank's option, contemporaneously with the
          ------------
furnishing of each annual financial statement and each monthly statement provided for in this Section 9.1, a duly completed certificate in the form
                     -----------
supplied by the Bank to the Borrower (herein called a "Compliance Certificate"), dated the date of such annual financial statement or such monthly statement and signed by an Authorized Officer, which Compliance Certificate shall state that no Event of Default or Unmatured Event of Default has occurred and is continuing, or, if there is any such event, describes it and the steps, if any, being taken to cure it. In addition, except in the case of a Compliance Certificate dated the date of such annual financial statement, the Compliance Certificate shall contain a computation of, and show compliance with, each of the financial ratios and restrictions contained in this Section 9.
                                                        ---------

     (d)  Schedules of Accounts, Inventory and Payables.  On or before the
          ---------------------------------------------
thirtieth (30th) day of each calendar month, a summary Schedule of Accounts and a summary Schedule of Inventory as at the last day of the immediately preceding calendar month, each in form and substance satisfactory to the Bank. At the Bank's request from time to time, a summary Schedule of Payables in form and substance satisfactory to the Bank.

     (e)  Borrowing Base Certificate.  On or before the fifteenth (15th) day of
          --------------------------
each calendar month, an updated Borrowing Base Certificate in form and substance satisfactory to the Bank which shall be as of the last day of the immediately preceding month.

     (f)  Reports to SEC and to Shareholders. Promptly upon the filing or making
          -----------------------------------
thereof, copies of each filing and report made by the Borrower with or to any securities exchange or the Securities and Exchange Commission, and of each material communication from the Borrower to its common shareholders generally.

     (g)  Notice of Default, Litigation and Erisa Matters.  Forthwith upon
          -----------------------------------------------
learning of the occurrence of any of the following, written notice thereof which describes the same and the steps being taken by the Borrower or any Subsidiary with respect thereto: (i) the occurrence of an Event of Default or an Unmatured Event of Default, (ii) the institution of, or any adverse determination in, any litigation, arbitration proceeding or governmental proceeding involving Borrower or any Subsidiary in which any injunctive relief is sought or in which money damages in excess of $50,000 are sought, (iii) the occurrence of a Reportable Event with respect to any Plan, (iv) the institution of any steps by the Borrower, any ERISA Affiliate, the PBGC or any other Person to terminate any Plan, (v) the institution of any steps by the Borrower or any ERISA Affiliate to withdraw from any Plan or Multiemployer Plan which could result in material liability to the Borrower or any ERISA Affiliate, (vi) the failure to make a required contribution to any Plan if such failure is sufficient to give rise to a lien under Section 302(f) of ERISA, (vii) the taking of any action with respect to a Plan which could result in the requirement that the Borrower or any ERISA Affiliate furnish a bond or other security to the PBGC or such Plan or Multiemployer Plan, or (viii) the occurrence of any event with respect to any Plan or Multiemployer Plan which could result in the incurrence by the Borrower or any ERISA Affiliate of any material liability, fine or penalty; and, promptly after the incurrence thereof, notice of any material increase in the contingent liability of the Borrower or any ERISA Affiliate with respect to any postretirement Welfare Plan benefits.

     (h)  Insurance Reports.  (i) On or before the ninetieth (90th) day after
          -----------------
the close of each of the Borrower's fiscal years, a certificate signed by an Authorized Officer that summarizes the property, casualty, liability and "key-man" life insurance policies carried by the Borrower and that certifies that the Bank is the "lender loss payee" of all property and casualty insurance policies (such certificate to be in form and substance satisfactory to the Bank), and
(ii) written notification of any cancellation or material change in any such insurance by the Borrower within five Business Days after receipt of any notice (whether formal or informal) of such cancellation or change by any of its insurers.

     (i)  Other Information.  Such other information concerning the Borrower or
          -----------------
any Subsidiary as the Bank may reasonably request from time to time.

     9.2  Corporate Existence and Franchises.  Except as otherwise expressly
          ----------------------------------
permitted in this Agreement, the Borrower shall maintain in full force and effect, and cause each Subsidiary to maintain in full force and effect, its separate existence and all rights, licenses, leases and franchises reasonably necessary to the conduct of its business.

     9.3  Books, Records and Inspections.  The Borrower shall (i) maintain, and
          ------------------------------
cause any Subsidiary to maintain, complete and accurate books and records, (ii) permit, and cause each Subsidiary to permit, the Bank to have access to such books and records at reasonable times and in reasonable intervals, prior to the occurrence of an Event of Default, and at any time after and during the continuance of an Event of Default, and (iii) permit, and cause each Subsidiary to permit, the Bank to inspect the Borrower's and any Subsidiary's properties and operations at reasonable times and in reasonable intervals, prior to the occurrence of an Event of Default, and at any time after and during the continuance of an Event of Default.

     9.4  Insurance.  The Borrower shall maintain such insurance (a) as may be
          ---------
required by law or by the Collateral Documents and (b) as may be customarily maintained by similarly situated companies.

     9.5  Taxes and Liabilities.  The Borrower shall promptly pay when due, and
          ---------------------
shall cause each Subsidiary to promptly pay when due, all taxes, duties, assessments and other liabilities, except such taxes, duties, assessments and other liabilities as the Borrower or a Subsidiary is diligently contesting in good faith and by appropriate proceedings; provided that the Borrower or such
                                           --------
Subsidiary has provided for and is maintaining adequate reserves with respect thereto in accordance with GAAP.

     9.6  Limits on Revolving Loan Commitment.  Not permit the aggregate
          -----------------------------------
outstanding principal amount of the Revolving Loans to exceed the then-current Borrowing Base or other applicable limit set forth in this Agreement.

     9.7   Intentionally Reserved.
           ----------------------

     9.8   Minimum Net Working Capital.  Not permit the difference of (i) the
           ---------------------------
Borrower's current assets (disregarding any of the Borrower's intangible assets and prepaid assets, including, without limitation, covenants not to compete, prepayments, deferral charges, goodwill, franchises, licenses, patents, trademarks, trade names, copyrights, service marks and brand names), less (ii)
                                                                     ----
the Borrower's current liabilities, to be less than $2,000,000 at any time.

     9.9   Indebtedness.  After giving effect to the Equity Transaction, not
           ------------
incur or permit to exist, or permit any Subsidiary to incur or permit to exist, any Indebtedness except (i) the Revolving Loans, (ii) Capitalized Lease Obligations not to exceed $400,000 in the aggregate at any time outstanding,
(iii) current accounts payable arising in the ordinary course of business and
(iv) the existing Indebtedness described in part (a) of Schedule II attached
                                                        -----------
hereto.

     9.10  Intentionally Reserved.
           ----------------------

     9.11  Maximum Negative Ebitda; Minimum Ebitda.
           ---------------------------------------

           (a)  Maximum Negative Ebitda.  Not permit the negative consolidated
                -----------------------
     EBITDA, if any, for any quarter set forth below to be greater than the respective amount set forth below opposite such quarter:


                Quarter                            Maximum Negative EBITDA
                -------                            -----------------------


           Quarter Ending June 30, 1998            ($1,000,000)
           Quarter Ending September 30, 1998         ($600,000)

           (b)  Minimum Ebitda.  Not permit consolidated EBITDA for any quarter
                --------------
     set forth below to be less than the respective amount set forth below opposite such quarter:


                Quarter                            Minimum EBITDA
                -------                            --------------

           Quarter Ending December 31, 1998        $100,000
           Each Quarter Thereafter                 $500,000


     9.12  Minimum Capital Funds.  Not permit the amount of Capital Funds at any
           ---------------------
time during any quarter set forth below to be less than the respective amount set forth below opposite such quarter:

                Quarter                           Minimum Capital Funds
                -------                           ---------------------
           Quarter Ending June 30, 1998           $8,000,000
           Quarter Ending September 30, 1998      $7,500,000
           Quarter Ending December 31, 1998       $7,500,000
           Quarter Ending March 31, 1999          $7,500,000
           Quarter Ending June 30, 1999           $7,500,000
           Quarter Ending September 30, 1999      $8,000,000
           Quarter Ending December 31, 1999       $8,000,000
           Each Quarter Thereafter                $8,500,000

     9.13  Purchase and Redemption of the Borrower's Securities; Dividend and
           ------------------------------------------------------------------
Interest Restrictions; Subordinated Debt Payments.  Other than as specifically
-------------------------------------------------
permitted by the Bank and in connection with the Equity Transaction, not: (i) purchase or redeem any shares of the Borrower's or any Subsidiary's capital stock, any options or warrants with respect thereto or any other equity securities of the Borrower or any Subsidiary; (ii) declare or pay any dividends on any shares of the Borrower's or any Subsidiary's capital stock; or (iii) make any other distribution or payment to shareholders or holders of options or warrants in respect of the Borrower's or any Subsidiary's capital stock or set aside any funds for any such purpose.

     9.14  Liens.  Without the prior written consent of the Bank, not create or
           -----
permit to exist, or permit any Subsidiary to create or permit to exist, any Lien with respect to any assets now owned or hereafter acquired other than Liens in the Bank's favor and the Liens set forth in part (b) of Schedule II attached
                                                        -----------
hereto.

     9.15  Guaranties, Loans, Advances or Investments.  Not become, or be a
           ------------------------------------------
guarantor or surety of, or permit any Subsidiary to become, or be a guarantor or surety of, or otherwise become or be responsible in any manner (whether by agreement to purchase any obligations, stock, assets, goods or services, or to supply or advance any funds, assets, goods or services, or otherwise) with respect to any undertaking of any other Person, or make or permit to exist any loans or advances to, or investments in, any other Person, except for (i) the endorsement, in the ordinary course of collection, of instruments payable to it or to its order, (ii) investments in obligations of the United States of America and agencies thereof and obligations guaranteed by the United States of America maturing within one year from the date of acquisition, (iii) certificates of deposit, time deposits or repurchase agreements issued by commercial banks organized under the laws of the United States of America or any state thereof and having a combined capital, surplus, and undivided profits of not less than $500,000,000, (iv) commercial paper, maturing not more than nine months from the date of issue, provided that at the time of purchase, such commercial paper is rated not lower than "P-1" or the then-equivalent rating by Moody's Investors Service or "A-1" or the then-equivalent rating by Standard & Poor's Corporation or, if both such rating services are discontinued, by such other nationally recognized rating service or services, as the case may be, as the Borrower shall select with the Bank's consent, (v) guaranties of which the Bank is the beneficiary and (vi) investments by the Borrower in the Existing Subsidiaries and any other Subsidiary to the extent otherwise permitted hereunder; provided,
                                                                      --------
however, that in the case of clauses (ii), (iii) and (iv) of this Section 9.15,
-------                      ------------  -----     ----         ------------
all such investments, certificates of deposit and commercial paper held by or issued to the Borrower shall be pledged to the Bank, in a manner satisfactory to the Bank, as security for the Liabilities.

     9.16  Change in Nature of Business.  Not make, or permit any of its
           ----------------------------
Subsidiaries to make, any material change in the nature of its business carried on as of the date first stated above.


     9.17  Mergers, Consolidations, Sales. Other than as previously disclosed to
           ------------------------------
the Bank in writing, not be a party to, or permit any Subsidiary to be a party to, any merger, consolidation or exchange of stock, or purchase or otherwise acquire all or substantially all of the assets or stock of any class of, or any partnership or joint venture interest in, any other Person, or sell, transfer, convey or lease all or any substantial part of its assets, or sell or assign, with or without recourse, any receivables, except (i) the Borrower may sell or assign any of its receivables in respect of factoring arrangements previously disclosed in writing to the Bank and (ii) any Subsidiary of Borrower may merge with and into Borrower or any other Subsidiary of Borrower, provided that, with respect to any transaction described in this clause (ii), (A) no Event of Default shall exist or be created by the consummation of any such merger, (B) the Bank shall have received forty-five (45) days' prior written notice of any such merger, (C) in respect of any such merger between two Subsidiaries of the Borrower, the surviving entity shall be a wholly-owned Subsidiary of the Borrower and (D) the Bank shall have received such agreements, documents and instruments as the Bank reasonably shall require (x) to preserve the validity and priority of the Liens in favor of the Bank on the Property transferred to the surviving entity in connection with such merger and (y) in connection with any such merger, including, without limitation, certified copies of the related plan of merger and certificates of merger.

     9.18  Leases.  Not enter into or permit to exist, or permit any Subsidiary
           ------
to enter into or permit to exist, any arrangements under which the Borrower or any Subsidiary leases as lessee any real or personal property, or any interest therein, which arrangements require the Borrower and all Subsidiaries to pay amounts of rent in excess in the aggregate, for all such leases of the Borrower and all Subsidiaries at any one time outstanding, of $850,000 in any one of the Borrower's fiscal years, excluding Capitalized Lease Obligations.

     9.19  Capital Expenditures.  Not expend, or permit any of its Subsidiaries
           --------------------
to expend, in the aggregate, an amount for capital expenditures (excluding payments made under capitalized leases) in excess of $1,550,000 in any one of the Borrower's fiscal years.

     9.20  Unconditional Purchase Obligations.  Not enter into or be a party to,
           ----------------------------------
or permit any Subsidiary to enter into or be a party to, any contract for the purchase of materials, supplies or other property or services, if such contract requires the Borrower or any

Subsidiary to make payment regardless of whether such materials, supplies or other property or services are ever delivered.

     9.21  Employee Benefit Plans.  Not permit, and not permit any ERISA
           ----------------------
Affiliate to permit, any condition to exist in connection with any Plan which might constitute grounds for the PBGC to institute proceedings to have such Plan terminated or a trustee appointed to administer such Plan; and not engage in, or permit to exist or occur, or permit any ERISA Affiliate to engage in, or permit to exist or occur, any other condition, event or transaction with respect to any Plan or Multiemployer Plan which could result in the incurrence by the Borrower or any ERISA Affiliate of any material liability, fine or penalty.

     9.22  Use of Proceeds.  Not use or permit the direct or indirect use of any
           ---------------
proceeds of or with respect to the Revolving Loans for the purpose, whether immediate, incidental or ultimate, of "purchasing or carrying" (within the meaning of Regulation U) Margin Stock.

     9.23  Transactions with Affiliates.  Not enter into, or permit any
           ----------------------------
Subsidiary to enter into, any transaction with any Affiliate unless such transaction is on terms and conditions at least as favorable to the Borrower or such Subsidiary as the terms and conditions that would apply in a similar transaction with a Person who is not an Affiliate.

     9.24  Other Agreements.  Not enter into, or permit any Subsidiary to enter
           ----------------
into, any agreement containing any provision which would be violated or breached by the performance of the Borrower's obligations hereunder or under any instrument or document delivered or to be delivered by the Borrower or any Subsidiary hereunder or in connection herewith or which would violate or breach any provision hereof or of any such instrument or document.

     9.25  Compliance with Applicable Laws. Comply, and cause each Subsidiary to
           -------------------------------
comply, with the requirements of all applicable laws, rules, regulations, and orders of all governmental authorities (Federal, state, local or foreign, and including, without limitation, environmental laws, rules, regulations and orders), a breach of which would materially and adversely affect the business, properties, financial condition or results of operations of the Borrower and its Subsidiaries, taken as a whole, except where the Borrower or a Subsidiary is contesting an alleged breach in good faith and by proper proceedings and for which the Borrower or such Subsidiary is maintaining adequate reserves in accordance with GAAP.

     9.26  Environmental Matters.
           ---------------------

     (a) For so long as Borrower or any Subsidiary owns, leases or otherwise possesses any Property, not permit such Property or any portion thereof to be involved in the use, generation, manufacture, storage, disposal or transportation of Hazardous Material in material violation of any Environmental Laws, other than as described in Schedule I hereto.
                                 ----------

     (b) Obtain and maintain all material permits required under all applicable federal, state, and local Environmental Laws.

     (c) For so long as Borrower or any Subsidiary owns, leases or otherwise possesses any Property, keep and maintain such Property and each portion thereof in material compliance with, and not cause or permit the Property or any portion thereof to be in violation of, any material Environmental Law.

     (d)   Immediately notify the Bank in writing of:

           (1) Any and all enforcement, cleanup, removal or other governmental or regulatory actions completed, instituted or threatened, or notifications of potential liability issued, pursuant to the application of any Environmental Laws;

           (2) Any and all claims made or threatened by any Person against the Borrower, any Subsidiary or the Property relating to damage, contribution, cost recovery, compensation, loss or injury resulting from any presence, release, discharge or migration of any Hazardous Material (the matters set forth in this clause (2) and the foregoing clause 1 being hereinafter
                   ----------                   --------
     referred to as "Environmental Claims");

           (3) Any and all settlement agreements, consent decrees or other compromises which the Borrower or any Subsidiary shall enter into with respect to any Environmental Claims; and

           (4) Discovery of any occurrence or condition on any real property adjoining or in the vicinity of the Property that could cause the Property or any part thereof to be subject to any restrictions on the ownership, occupancy, transferability or use thereof under any Environmental Law. The Bank shall have the right to join and participate in, as a party if it so elects, any legal proceedings or actions initiated in connection with any lawsuits, claims or governmental or regulatory actions arising out of Environmental Claims and the Borrower agrees to pay the Bank's reasonable attorneys' fees in connection therewith.

     (e) Not take any remedial action in response to the presence of any Hazardous Material on, under, or about the Property, nor enter into any settlement agreement, consent decree, or other compromise in respect to any Environmental Claims, without the Bank's advance written consent.


     9.27  Accountant's Report.  The Borrower shall cause to be delivered to the
           -------------------
Bank no later than 45 days after the Closing Date a copy of an unqualified consolidated annual audit report of the Borrower and its Subsidiaries for the fiscal year ended December 31, 1997, prepared in accordance with GAAP and duly certified by Coopers & Lybrand.


     9.28  Landlord Consents.  The Borrower shall use its best efforts to obtain
           -----------------
and deliver to the Bank on or before the thirtieth (30th) day after the date of this Agreement a landlord consent and waiver, in form and substance satisfactory to the Bank, executed by the landlord under each lease of real property to which the Borrower is a party.


     SECTION 10.              COLLATERAL SECURITY

     10.1  Collateral Documents.  Payment and performance of all of the
           --------------------
Liabilities shall be secured pursuant to each of the following, in each case in form and substance satisfactory to the Bank:

           (a)   Security Agreement. A security agreement and financing
                 ------------------
     statement (herein, as the same may be amended, modified, supplemented or restated from time to time with the Bank's advance written consent, called the "Security Agreement");
          ------------------

           (b)   Trademark Security Agreement.  A trademark security agreement
                 ----------------------------
     (herein, as the same may be amended, modified, supplemented or restated from time to time with the Bank's advance written consent, called the "Trademark Security Agreement");
     -----------------------------

           (c)   Subsidiary Stock Pledge Agreement.  A pledge agreement in
                 ---------------------------------
     respect of the equity interests of all of the Subsidiaries of the Borrower (herein, as the same may be amended, modified, supplemented or restated from time to time with the Bank's advance written consent, called the "Subsidiary Stock Pledge Agreement"); and
      ---------------------------------

           (d)   Other Documents and Instruments.  Such other documentation as
                 -------------------------------
     the Bank may reasonably require.

     10.2  Deliveries; Further Assurances.  The Borrower agrees that it will, at
           ------------------------------
its sole expense, (i) without any request by the Bank, immediately deliver, or cause to be delivered to the Bank, in due form for transfer (e.g., endorsed in blank or accompanied by duly executed blank stock or bond powers), all securities (including those hereafter acquired), chattel paper, instruments and documents of title, if any, at any time representing all or any of the Collateral, (ii) without request by the Bank, cause the Bank's security interest under the Collateral Documents to be at all times duly noted on any certificate of title issuable with respect to any of the Collateral and forthwith deliver or cause to be delivered to the Bank each such certificate of title and (iii) upon the Bank's request, forthwith execute and deliver, or cause to be executed and delivered to the Bank, in due form for filing or recording (the Borrower hereby agreeing to pay the cost of filing or recording the same in all public offices deemed necessary by the Bank), such assignments, security agreements, mortgages, deeds of trust, pledge agreements, warehouse receipts, bailee letters, consents, waivers, financing statements, stock or bond powers and other documents, and do such other acts and things, all as the Bank may from time to time reasonably request, to establish and maintain to the Bank's satisfaction a valid, first priority perfected security interest in all of the Borrower's present and/or future assets (free of all other Liens whatsoever except Permitted Liens) to secure payment of the

Liabilities. The Borrower hereby irrevocably makes, constitutes and appoints the Bank (and all other persons designated by the Bank for that purpose) as the Borrower's true and lawful agent and attorney-in-fact to sign the Borrower's name on any such agreements, instruments and documents referred to in clause
                                                                      ------
(iii) above and to deliver such agreements, instruments and documents to such
-----
Persons as the Bank in its sole discretion may elect.


     SECTION 11.    CONDITIONS TO EFFECTIVENESS

     11.1  Effectiveness.  This Agreement shall become effective when executed
           -------------
by the Borrower and the Bank and upon satisfaction of each of the following conditions precedent:

     (a)   Fees and Expenses.  The Borrower shall have paid all fees owed to the
           -----------------
Bank and reimbursed the Bank for all expenses due and payable hereunder on or before the date of such Revolving Loans including, but not limited to, (i) the Bank's counsel fees provided for in Section 13.5 to the extent such counsel
                                    ------------
shall have requested payment of such fees and (ii) the commitment fee set forth in Section 5.4(b).
   --------------

     (b)   Documents.  The Bank shall have received all of the following, each
           ---------
duly executed and delivered and dated the Closing Date or such earlier date as shall be satisfactory to the Bank, in form and substance satisfactory to the
Bank:

           (1)   Related Documents.  The Revolving Note and such other Related
                 -----------------
     Documents, or amendments thereto, as the Bank may require.

           (2)   Leases.  Certified copies of all leases (including ground
                 ------
     leases) affecting the Property.

           (3)   Licenses, Approvals and Permits.  Certified copies of all
                 -------------------------------
     licenses, approvals, and permits from federal, state, local and other governmental or quasi-governmental authorities and public or private utilities material to the operation of Borrower's and each Subsidiary's business.

           (4)   Resolutions.  Certified copies of resolutions of the Borrower's
                 -----------
     Board of Directors and, where required, shareholders, authorizing or ratifying the execution, delivery and performance of this Agreement, the Related Documents to which the Borrower is a party and any other documents provided for herein or therein to be executed by the Borrower.

           (5)  Consents.  Certified copies of all documents evidencing any
                --------
     necessary corporate action, consents and governmental approvals, if any, with respect to this Agreement, the Related Documents and any other documents provided for herein or therein to be executed by the Borrower.

           (6)   Incumbency and Signatures. A certificate of the Secretary or an
                 -------------------------
     Assistant Secretary of the Borrower certifying the names of the officer or officers of the Borrower authorized to sign this Agreement and the Related Documents together with a sample of the true signature of each such officer. The Bank may conclusively rely on each such certificate until formally advised by a like certificate of any changes therein.

           (7)   Opinion of Borrower's Counsel.  An opinion of Gardner Carton &
                 -----------------------------
     Douglas, legal counsel to the Borrower, in form and substance acceptable to the Bank and Bank's legal counsel.

           (8)   Warranty of Validity of Accounts.  A Warranty of Validity of
                 --------------------------------
     Accounts in the form supplied by the Bank to the Borrower.

           (9)   Financial Condition Certificate.  A Financial Condition
                 -------------------------------
     Certificate in the form supplied by the Bank to the Borrower.

           (10)  Constitutive Documents.  Certified copies of the Borrower's and
                 ----------------------
     each Subsidiary's articles of incorporation and by-laws.

           (11)  Forms UCC-1 and UCC-2; Termination Statements.  Forms UCC-1 and
                 ---------------------------------------------
     UCC-2 from the Borrower and each Subsidiary covering the Collateral, together with such termination statements and other documents, if any, as the Bank deems necessary or appropriate, shall have been filed in all jurisdictions that the Bank deems necessary or advisable.

           (12)  Insurance Certificates.  Certificates from the Borrower's
                 ----------------------
     insurance carriers evidencing that all required insurance coverage is in effect, each designating the Bank as lender loss payee or additional insured thereunder.

     (c)   Intentionally Omitted.
           ---------------------

     (d)   Intentionally Omitted.
           ---------------------

     (e)   Equity Investment; Term Credit Agreement. The Bank shall have
           ----------------------------------------
     received evidence satisfactory to it that (i) the Equity Transaction shall have been consummated, the terms and conditions of which shall have been satisfactory to the Bank, and (ii) all of the obligations and liabilities of the Borrower under the Term Credit Agreement shall have been paid and performed in full with a portion of the proceeds of the equity investment described in clause (i) of this paragraph (e).

     11.2  All Revolving Loans.  The Bank's obligation to make additional
           -------------------
Revolving Loans is subject to the following additional conditions precedent:

     (a)   No Default, etc. (i) No Event of Default or Unmatured Event of
           ----------------
Default shall have occurred and be continuing or will result from the making of such Revolving Loan, (ii) the Borrower's representations and warranties contained in Section 8 or contained in any Related Document shall be true and
             ---------
correct as of the date of such requested Revolving Loan with the same effect as though made on the date thereof, (iii) the aggregate principal amount of the Revolving Loans outstanding on the date of such requested Revolving Loan (after giving effect to such Revolving Loan) shall not exceed the then-current Borrowing Base or other applicable limit hereunder and (iv) there shall have been no material adverse change with respect to the business, properties, financial condition or results of operations of the Borrower or any Subsidiary since the date of the previous Revolving Loan made hereunder or notice of any prospective material adverse change with respect to any insurance maintained by the Borrower.

     (b)   Litigation.  (i) The Borrower shall have disclosed in writing to the
           ----------
Bank all existing or threatened claims, litigation (including, without limitation, derivative actions), arbitration proceedings or governmental proceedings affecting the Borrower or any Subsidiary not previously disclosed in writing to the Bank before the date of the last previous Revolving Loan (or, in the case of the initial Revolving Loan, since the date of this Agreement) which the Borrower reasonably believes could materially and adversely affect the business, properties, financial condition or results of operations of the Borrower and its Subsidiaries, taken as a whole, (ii) the Borrower shall have disclosed any and all material developments that have occurred with respect to any previously disclosed claims, litigation (including, without limitation, derivative actions), arbitration proceedings or governmental proceedings and
(iii) the Bank shall not have determined that any existing or threatened claims, litigation (including, without limitation, derivative actions), arbitration proceedings or governmental proceedings (or any material development in connection therewith) is likely to have a material adverse impact on the business, properties, financial condition or results of operations of the Borrower or any Subsidiary or on the Borrower's ability to perform its obligations hereunder or under any of the Related Documents.

     (c)   Certificate.  The Bank shall have received a certificate signed by an
           -----------
Authorized Officer and dated the date of such requested Revolving Loan certifying satisfaction of the conditions specified in Section 11.2(a) and
                                                       ---------------
(b)(i) and (ii).
------     ----

     (d)   Other.  The Bank shall have received such other documents as the Bank
           -----
may reasonably request in support of such requested Revolving Loan.

     SECTION 12.              EVENTS OF DEFAULT AND THEIR EFFECT

     12.1 Events of Default.  Each of the following shall constitute an Event of
          -----------------
Default under this Agreement:

     (a)  Nonpayment Of Revolving Loans.  Default in the payment when due of the
          -----------------------------
principal of or interest on any Revolving Loan, or the payment when due of any fees or any other amounts payable by the Borrower hereunder.

     (b)  Nonpayment of Other Indebtedness.  Default in the payment when due
          --------------------------------
(subject to any applicable grace period), whether by acceleration or otherwise, of any other Indebtedness of the Borrower or any Subsidiary the aggregate of which exceeds $100,000, or default in the performance or observance of any obligation or condition with respect to any such other Indebtedness if the effect of such default is to accelerate the maturity of any such Indebtedness or cause any of such Indebtedness to be prepaid, purchased or redeemed or to permit the holder or holders thereof, or any trustee or agent for such holders, to cause such Indebtedness to become due and payable prior to its expressed maturity or to cause such Indebtedness to be prepaid, purchased or redeemed.

     (c)  Intentionally Omitted.
          ---------------------

     (d)  Intentionally Omitted.
          ---------------------

     (e)  Other Material Obligations.  Default in the payment when due, or in
          --------------------------
the performance or observance of, any material obligation of, or condition agreed to by, the Borrower or any Subsidiary with respect to any material purchase or lease of goods or services (except only to the extent that the Borrower or such Subsidiary is contesting the existence of any such default in good faith and by appropriate proceedings).

     (f)  Bankruptcy or Insolvency.  The Borrower or any Subsidiary becomes
          ------------------------
insolvent or generally fails to pay, or admits in writing its inability to pay, debts as they become due; or the Borrower or any Subsidiary applies for, consents to, or acquiesces in the appointment of, a trustee, receiver or other custodian for the Borrower, such Subsidiary or any property thereof, or makes a general assignment for the benefit of creditors; or, in the absence of such application, consent or acquiescence, a trustee, receiver or other custodian is appointed for the Borrower or any Subsidiary or for a substantial part of the property of any thereof and is not discharged within 90 days; or any bankruptcy, reorganization, debt arrangement, or other case or proceeding under any bankruptcy or insolvency law, or any dissolution or liquidation proceeding, is commenced in respect of the Borrower or any Subsidiary, and if such case or proceeding is not commenced by the Borrower or such Subsidiary, it is consented to or acquiesced in by the Borrower or such Subsidiary or remains for 30 days undismissed; or the Borrower or any Subsidiary takes any corporate action to authorize, or in furtherance of, any of the foregoing.

     (g)  Specified Noncompliance with this Agreement.  Failure by the Borrower
          -------------------------------------------
to comply with or to perform under Sections 9.6 through and including 9.19,
                                   ------------                       ----
Section 9.22, Section 9.23, or Sections 9.26 through 9.28 hereunder.
------------  ------------     -------------         ----

     (h)  Other Noncompliance with this Agreement.  Failure by the Borrower to
          ---------------------------------------
comply with or to perform any provision of this Agreement (and not constituting an Event of Default under any of the other provisions of this Section 12) and
                                                              ----------
continuance of such failure for ten (10) days after notice thereof to the Borrower from the Bank or any other holder of the Revolving Note.

     (i)  Representations and Warranties.  Any representation or warranty made
          ------------------------------
 by the Borrower herein or in any Related Document is breached or is false or misleading in any material respect, or any schedule, certificate, financial statement, report, notice, or other writing furnished by the Borrower to the Bank is false or misleading in any material respect on the date as of which the facts therein set forth are stated or certified.

     (j)  Employee Benefit Plans.  (i) Institution by the PBGC, the Borrower or
          ----------------------
any ERISA Affiliate of steps to terminate a Plan or to organize, withdraw from or terminate a Multiemployer Plan if as a result of such reorganization, withdrawal or termination, the Borrower or any ERISA Affiliate could be required to make a contribution to such Plan or Multiemployer Plan, or could incur a liability or obligation to such Plan or Multiemployer Plan, in excess of $50,000, or (ii) a contribution failure occurs with respect to any Plan sufficient to give rise to a lien under Section 302(f) of ERISA.

     (k)  Related Documents.  The Borrower or any Subsidiary shall fail to
          -----------------
comply with or to perform any provision of any of the Related Documents; or any of the Related Documents shall fail to remain in full force and effect; or any action shall be taken to discontinue any of the Related Documents or to assert the invalidity of any thereof.

     (l)  Judgments.  There shall be entered against the Borrower or any
          ---------
Subsidiary one or more judgments or decrees in excess of $50,000 in the aggregate at any one time outstanding, excluding those judgments or decrees (i) that shall have been stayed, vacated or bonded, (ii) that shall have been outstanding less than 30 days from the entry thereof or (iii) for and to the extent to which the Borrower or such Subsidiary is insured and with respect to which the insurer specifically has assumed responsibility in writing or (iv) for and to the extent to which the Borrower or such Subsidiary is otherwise indemnified if the terms of such indemnification are satisfactory to the Bank.

     (m) Change in Control.  Unless otherwise approved in writing in advance by
         -----------------
the Bank, (i) the existing shareholders of the Borrower as of the date hereof shall cease to collectively own at any time at least seventy percent (70%) of the issued and outstanding voting stock of the Borrower or (ii) any existing shareholder of the Borrower as of the date hereof who owns at least five percent (5%) of the issued and outstanding stock of the Borrower as of the date hereof shall transfer fifty percent (50%) or more of the stock of

Borrower owned by such existing shareholder as of the date hereof, whether pursuant to a single transaction or multiple transactions.

     (n)  Change in Management.  If at any time any two of Glen Tullman, David
          --------------------
Mullen, Steve Katz and J. Gregory Cull shall cease to hold the offices such Persons hold as of the date of this Agreement, and/or perform their respective duties in respect thereof, and such Persons shall not have been replaced by Persons acceptable to the Bank within thirty (30) days after any such cessation.

     12.2 Effect of Event of Default.  If any Event of Default described in
          --------------------------
Section 12.1(f) shall occur, the Revolving Loan Commitment (if it has not
---------------
theretofore terminated) shall immediately terminate and all Revolving Loans (including any Overadvances), the Revolving Note and all other Liabilities shall become immediately due and payable, all without presentment, demand or notice of any kind; and, in the case of any other Event of Default, the Bank may declare the Revolving Loan Commitment (if it has not theretofore terminated) to be terminated and all Revolving Loans (including any Overadvances), the Revolving Note and all other Liabilities to be due and payable, whereupon the Revolving Loan Commitment shall immediately terminate and all Revolving Loans (including any Overadvances), the Revolving Note and all other Liabilities shall become immediately due and payable, all without presentment, demand or notice of any kind.


     SECTION 13.    GENERAL

     13.1 Waiver; Amendments.  No delay on the part of the Bank or any other
          ------------------
holder of the Revolving Note in the exercise of any right, power or remedy shall operate as a waiver thereof, nor shall any single or partial exercise by any of them of any right, power or remedy preclude other or further exercise thereof, or the exercise of any other right, power or remedy. No amendment, modification or waiver of, or consent with respect to, any provision of this Agreement or any Related Document shall in any event be effective unless the same shall be in writing and signed and delivered by the Bank, and then any such amendment, modification, waiver or consent shall be effective only in the specific instance and for the specific purpose for which given.

     13.2 Notices.  Except as otherwise provided in Section 2.2, all notices
          -------                                   -----------
hereunder shall be in writing. Notices given by mail shall be deemed to have been given three days after the date sent if sent by registered or certified mail, postage prepaid, and:

     (a)  if to the Borrower, addressed to the Borrower at its address shown
          ------------------
below its signature hereto; or

     (b)  if to the Bank, addressed to the Bank at the address shown below its
          --------------
signature hereto; or in the case of each party, such other address as such party, by written notice received by the other party to this Agreement, may have designated as its address for notices.

Notices given by telecopy shall be deemed to have been given when sent. Notices given by personal delivery shall be deemed to have been given when delivered. The Bank shall be entitled to rely upon all telephonic notices given pursuant to
Section 2.2, and the Borrower shall hold the Bank harmless from any loss, cost
-----------
or expense ensuing from any such reliance.

     13.3 Computations.  Where the character or amount of any asset or liability
          ------------
or item of income or expense is required to be determined, or any consolidation or other accounting computation is required to be made, for purposes of this Agreement such determination or calculation shall, to the extent applicable and except as otherwise specified in this Agreement, be made in accordance with GAAP applied on a basis consistent with GAAP as GAAP is in effect as of the date of the first financial statements delivered pursuant to Section 9.1.
                                                     -----------

     13.4 Regulation U.  The Bank represents that it, in good faith, is not
          ------------
relying either directly or indirectly upon any Margin Stock as collateral security for the extension or maintenance by it of any credit provided for in this Agreement.

     13.5 Costs, Expenses and Taxes.
          -------------------------

     (a) The Borrower agrees to pay on demand all of the Bank's reasonable out-of-pocket costs and expenses (including the reasonable fees and out-of-pocket expenses of the Bank's counsel and of local counsel, if any, who may be retained by said counsel) in connection with the preparation, execution and delivery of this Agreement, the Related Documents and all other instruments or documents provided for herein or delivered or to be delivered hereunder or in connection herewith (including, without limitation, all amendments, supplements and waivers executed and delivered pursuant hereto or in connection herewith). The Borrower further agrees that the Bank, in its sole discretion, may deduct all such unpaid amounts from the aggregate proceeds of the Revolving Loans.

     (b) The reasonable costs and expenses which the Bank incurs in any manner or way with respect to the following shall be part of the Liabilities, payable by the Borrower on demand if at any time after the date of this Agreement the
Bank: (i) employs counsel for advice or other representation: (A) with respect to the amendment or enforcement of this Agreement or the Related Documents or with respect to any Collateral securing the Liabilities hereunder, (B) to represent the Bank in any litigation, contest, dispute, suit or proceeding or to commence, defend or intervene or to take any other action in or with respect to any litigation, contest, dispute, suit or proceeding (whether instituted by the Bank, the Borrower, any Subsidiary or any other Person) in any way or respect relating to this Agreement, the Related Documents, the Borrower's affairs or any Collateral or (C) to enforce any of the Bank's rights with respect to the Borrower; (ii) takes any action to protect, collect, sell, liquidate or otherwise dispose of any Collateral; and/or (iii) seeks to enforce or enforces any of the Bank's rights and remedies with respect to the Borrower. Without limiting the generality of the foregoing, such expenses, costs, charges and fees include: reasonable fees, costs and expenses of attorneys, accountants and consultants; court costs and expenses; court reporter fees, costs and expenses; long distance telephone charges; telegram and telecopier charges; and expenses for travel, lodging and food.

     (c) The Borrower further agrees to pay, and to save the Bank harmless from all liability for, any stamp or other taxes which may be payable in connection with the execution or delivery of this Agreement, the Related Documents, the borrowings hereunder, the issuance of the Revolving Note or of any other instruments or documents provided for herein or delivered or to be delivered hereunder or in connection herewith.

     (d)  All of the Borrower's obligations provided for in this Section 13.5
                                                                 ------------
shall be Liabilities, and shall survive repayment of the Revolving Loans, cancellation of the Revolving Note or any termination of this Agreement or any Related Document.

     13.6 Indemnification.  In consideration of the Bank's execution and
          ---------------
delivery of this Agreement and the Bank's agreement to extend the Revolving Loan Commitment, the Borrower hereby agrees to indemnify, exonerate and hold the Bank and each of its officers, directors, employees and agents (herein collectively called the "Bank Parties" and individually called a "Bank Party") free and harmless from and against any and all actions, causes of action, suits, losses, costs (including, without limitation, all documentary or other stamp taxes or duties), liabilities and damages, and expenses in connection therewith (irrespective of whether such Bank Party is a party to the action for which indemnification hereunder is sought) (the "Indemnified Liabilities"), including, without limitation, reasonable attorneys' fees and disbursements, incurred by the Bank Parties or any of them as a result of, or arising out of, or relating to:

     (a) any transaction financed or to be financed in whole or in part, directly or indirectly, with the proceeds of any Revolving Loan;

     (b) the execution, delivery, performance, administration or enforcement of this Agreement and the Related Documents in accordance with their respective terms by any of the Bank Parties;

     (c) the presence on or under the Property of any Hazardous Material or underground storage tank, or any releases or discharges of any Hazardous Material on, under or from the Property (including residual contamination thereon or thereunder), or affecting natural resources; or the performance of any activity undertaken on or off the Property or relating to the generation, use, handling, treatment, removal, storage, decontamination, clean-up, transport or disposal of any Hazardous Material at any time located on or under the Property, irrespective of whether (i) the Borrower, any Subsidiary or any of their respective employees, agents, contractors or subcontractors, (ii) any predecessor in title, or any employees, agents, contractors or subcontractors of the predecessor in title, or (iii) any third Persons occupying or present on the Property who engaged in such activity prior to, during or subsequent to the term of this Agreement or whether such activities were or will be taken in accordance with applicable laws, regulations, codes and ordinances, except to the extent any such Indemnified Liabilities arise solely on account of such Bank Party's gross negligence or willful misconduct. If and to the extent that the foregoing agreements described in this Section 13.6 may be unenforceable for any reason,
                             ------------
the Borrower hereby agrees to make the maximum contribution to the payment and satisfaction of each of the Indemnified Liabilities which is permissible under applicable law. All of the Borrower's obligations under this Section 13.6
                                                              ------------
shall survive repayment of the Revolving Loans, cancellation of the Revolving Note, or any termination of this Agreement or any Related Document; or

     (d)  any misrepresentation or breach of any warranty or covenant herein.

     13.7 Captions and References.  The recitals to this Agreement (except for
          -----------------------
definitions) and the section captions used in this Agreement are for convenience only, and shall not affect the construction of this Agreement.

     13.8 Governing Law; Jury Trial; Severability.  This Agreement and the
          ---------------------------------------
Revolving Note shall be a contract made under and governed by the laws of the State of Illinois, without regard to conflict of laws principles. Wherever possible, each provision of this Agreement shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Agreement shall be prohibited by or invalid under such law, such provision shall be ineffective only to the extent of such prohibition or invalidity, without invalidating the remainder of such provision or the remaining provisions of this Agreement. All obligations of the Borrower and rights of the Bank and any other holders of the Revolving Note, which obligations and rights are described herein or in the Revolving Note, shall be in addition to and not in limitation of those provided by applicable law.

     THE BORROWER AND THE BANK HEREBY IRREVOCABLY WAIVE ANY RIGHT TO TRIAL BY JURY IN ANY ACTION OR PROCEEDING (I) TO ENFORCE OR DEFEND ANY RIGHTS UNDER OR IN CONNECTION WITH THIS AGREEMENT, THE RELATED DOCUMENTS, THE REVOLVING LOANS OR ANY AMENDMENT, INSTRUMENT, DOCUMENT OR AGREEMENT DELIVERED OR WHICH MAY IN THE FUTURE BE DELIVERED IN CONNECTION HEREWITH OR THEREWITH, OR (II) ARISING FROM ANY DISPUTE OR CONTROVERSY IN CONNECTION WITH OR RELATED TO THIS AGREEMENT, THE RELATED DOCUMENTS, THE REVOLVING LOANS, OR ANY SUCH AMENDMENT, INSTRUMENT, DOCUMENT OR AGREEMENT, AND AGREES THAT ANY SUCH ACTION OR COUNTERCLAIM SHALL BE TRIED BEFORE A COURT AND NOT BEFORE A JURY.

     THE BORROWER IRREVOCABLY AGREES THAT, SUBJECT TO THE BANK'S SOLE AND ABSOLUTE ELECTION, ANY ACTION OR PROCEEDING IN ANY WAY, MANNER OR RESPECT ARISING OUT OF THIS AGREEMENT, THE RELATED DOCUMENTS, THE REVOLVING LOANS OR ANY AMENDMENT, INSTRUMENT, DOCUMENT OR AGREEMENT DELIVERED OR WHICH MAY IN THE FUTURE BE DELIVERED IN CONNECTION HEREWITH OR THEREWITH,

OR ARISING FROM ANY DISPUTE OR CONTROVERSY ARISING IN CONNECTION WITH OR RELATED TO THIS AGREEMENT, THE RELATED DOCUMENTS, THE REVOLVING LOANS OR ANY SUCH AMENDMENT, INSTRUMENT, DOCUMENT OR AGREEMENT SHALL BE LITIGATED ONLY IN THE COURTS HAVING SITUS WITHIN THE CITY OF CHICAGO, THE STATE OF ILLINOIS, AND THE BORROWER HEREBY CONSENTS AND SUBMITS TO THE JURISDICTION OF ANY LOCAL, STATE OR FEDERAL COURT LOCATED WITHIN SUCH CITY AND STATE. THE BORROWER HEREBY WAIVES ANY RIGHT IT MAY HAVE TO TRANSFER OR CHANGE THE VENUE OF ANY LITIGATION BROUGHT AGAINST THE BORROWER BY THE BANK IN ACCORDANCE WITH THIS SECTION 13.8.
                                                         ------------

     IF AND TO THE EXTENT ANY PROVISION OF ANY COLLATERAL DOCUMENT IS INCONSISTENT WITH THE PROVISIONS OF THIS AGREEMENT, THE PROVISIONS OF THIS AGREEMENT SHALL CONTROL.

     13.9   Counterparts.  This Agreement and any amendment or supplement hereto
            ------------
or any waiver granted in connection herewith may be executed in any number of counterparts and by the different parties on separate counterparts and each such counterpart shall be deemed to be an original, but all such counterparts shall together constitute but one and the same Agreement.

     13.10  Successors and Assigns.  This Agreement shall be binding upon the
            ----------------------
Borrower, the Bank and their respective successors and assigns, and shall inure to the benefit of the Borrower, the Bank and the Bank's successors and assigns. The Borrower shall have no right to assign its rights or delegate its duties under this Agreement.

     13.11  Prior Agreements.  The terms and conditions set forth in this
            ----------------
Agreement shall supersede all prior agreements, discussions, correspondence, memoranda and understandings (whether written or oral) of the Borrower and the Bank concerning or relating to the subject matter of this Agreement (including, without limitation, the terms and conditions set forth in that certain commitment letter dated February 27, 1998 issued by the Bank to the Borrower).

     13.12  Assignments; Participations.  (a) The Bank shall have the right to
            ---------------------------
assign to one or more banks or other financial institutions all or a portion of its rights and obligations under this Agreement (including, without limitation, all or a portion of the Revolving Loan Commitment, the Revolving Loans and the Revolving Note) and the Collateral Documents. Upon any such assignment, (i) the assignee shall become a party hereto and, to the extent of such assignment, have all rights and obligations of the Bank hereunder and under the Collateral Documents and (ii) the Bank shall, to the extent of such assignment, relinquish its rights and be released from its obligations hereunder and under the Collateral Documents. The Borrower hereby agrees to execute and deliver such documents, and to take such other actions, as the Bank may reasonably request to accomplish the foregoing.

     (b) In addition to the assignments permitted in clause (a) of this Section
                                                     ----------         -------
13.12, the Bank and any assignee pursuant to clause (a) above shall have the
-----                                        ----------
right to grant participations to one or more banks or other financial institutions in or to any Revolving Loan hereunder (and the Collateral Documents) and the Revolving Note held by the Bank or such assignee without notice to or consent from the Borrower. No holder of a participation in all or any part of the Revolving Loans (and the Collateral Documents) or the Revolving Note shall have any rights under this Agreement; provided, however, that, to the
                                                 --------  -------
extent permitted by applicable law, each holder of a participation shall have the same rights as the Bank under Section 7.3.
                                  -----------

     (c) The Borrower hereby consents to the disclosure of any information obtained in connection herewith (i) by the Bank, to any bank or other financial institution which is an assignee or potential assignee pursuant to clause (a)
                                                                   ----------
above, and (ii) by the bank and any assignee pursuant to clause (a) above, to
                                                         ----------
any bank or other financial institution which is a participant or potential participant pursuant to clause (b) above, it being understood that the Bank and
                        ----------
each assignee shall advise any such bank or other financial institution of its obligation to keep confidential any nonpublic information disclosed to it pursuant to this Section 13.12. The Bank shall advise the Borrower of each bank
                 -------------
or other financial institution which becomes an assignee pursuant to clause (a)
                                                                     ----------
above, and the Bank and each assignee, as applicable, shall advise the Borrower of each bank or other financial institution which becomes a participant pursuant to clause (b) above.
   ----------

     Delivered at Chicago, Illinois as of the day and year first above written.


BORROWER:                     ALLSCRIPTS, INC., an
                              Illinois corporation


                              By:          /s/ John Cull, Treasurer
                                    --------------------------------
                                    John Cull
                                    Treasurer


                              2401 Commerce Drive
                              Libertyville, Illinois  60048-4464
                              Attention:  John G. Cull


                              Telephone:  (847) 680-3515
                              Telecopy:   (847) 680-5830



BANK:                         LASALLE NATIONAL BANK, a national
                              banking association


                              By:          /s/
                                     ------------------------------
                              Title: 1st Vice President


                              135 South LaSalle Street
                              Suite 212
                              Chicago, Illinois  60603
                              Attention:  David E. Heise

                              Telephone:  (312) 904-8101
                              Telecopy:   (312) 904-4364

                 FIRST AMENDMENT TO REVOLVING CREDIT AGREEMENT
                 ---------------------------------------------

                           AND COLLATERAL DOCUMENTS
                           ------------------------


     This FIRST AMENDMENT TO REVOLVING CREDIT AGREEMENT AND COLLATERAL DOCUMENTS (this "Amendment"), dated as of May 6, 1998, is by and between ALLSCRIPTS, INC., an Illinois corporation (the "Borrower"), and LASALLE NATIONAL BANK, a national banking association (herein, together with its successors and assigns, called the "Bank").

                                   RECITALS:
                                   --------

     A. The Borrower and the Bank are parties to that certain Revolving Credit Agreement dated as of April 16, 1998 (the "Revolving Credit Agreement"), subject to the terms and conditions of which the Bank agreed to make certain loans and other financial accommodations to the Borrower.

     B. The Borrower has requested that the Bank agree to amend the Revolving Credit Agreement in certain respects.

     C. The Bank is willing to agree to such requests of the Borrower, subject to the terms and conditions contained in this Amendment.

     NOW, THEREFORE, in consideration of the foregoing and the mutual agreements contained herein, and subject to the terms and conditions hereof, the Borrower and the Bank hereby agree as follows:

     1. Definitions. All capitalized terms used but not elsewhere defined in this Amendment shall have the respective meanings ascribed to such terms in the Revolving Credit Agreement, as amended by this Amendment.

     2.   Amendments to Revolving Credit Agreement.  The Revolving Credit
          ----------------------------------------
Agreement hereby is amended as set forth below:

          (a) Section 1.1.  Section 1.1 of the Revolving Credit Agreement hereby
              -----------
     is amended by substituting the following definition in lieu of the current version of such definition contained in Section 1.1 of the Revolving Credit
     Agreement:

          "Borrowing Base" means, on any given date, without duplication, the
           --------------
          difference of (i) the sum of (a) an amount equal to eighty percent (80%) of the face amount (less maximum discounts, credits and allowances which may be taken by or granted to the Account Debtor thereof in connection therewith) of all existing Eligible Accounts of the Borrower that are set forth in the Schedule of Accounts most recently delivered by the Borrower to the Bank, plus (b) an amount
                                                          ----
          equal to the lesser of (I) forty-five percent (45%) of the Eligible Inventory of the Borrower as set forth in the Schedule of Inventory most recently delivered by the Borrower to the Bank and (II) fifty percent (50%) of the amount of availability in respect of Eligible Accounts as calculated pursuant to clause (i)(a) of this definition, less (ii) reserves in the aggregate amount of the face amounts of all
          ----
          outstanding letters of credit which shall have been issued for the account of the Borrower and otherwise permitted under the terms of this Agreement.

          (b) Section 9.9.  Section 9.9 of the Revolving Credit Agreement hereby
              -----------
     is deleted in its entirety and the following is substituted in lieu thereof:

              "9.9 Indebtedness.  After giving effect to the Equity
                   ------------
          Transaction, not incur or permit to exist, or permit any Subsidiary to incur or permit to exist, any Indebtedness except (i) the Revolving Loans, (ii) Capitalized Lease Obligations not to exceed $400,000 in the aggregate at any time outstanding, (iii) current accounts payable arising in the ordinary course of business, (iv) the existing Indebtedness described in part (a) of Schedule II attached hereto and
                                                -----------
          (v) actual or contingent reimbursement obligations of the Borrower with respect to letters of credit issued for the account of the Borrower to the extent such letters of credit shall have been disclosed to the Bank and the Bank shall have consented to the terms and issuer thereof prior to issuance."

     3.   Conditions to Effectiveness.  The effectiveness of this Amendment
          ---------------------------
shall be subject to the satisfaction of all of the following conditions in a manner, form and substance satisfactory to the Bank:

          (a) Representations and Warranties.  All of the representations and
              ------------------------------
     warranties of the Borrower set forth in the Revolving Credit Agreement and the Collateral Documents shall be true and correct in all material respects.

          (b) Delivery of Documents.  The following shall have been delivered to
              ---------------------
     the Bank, each duly authorized and executed and in form and substance satisfactory to the Bank:

              (1)  this Amendment;

              (2) such evidence of the Borrower's authority to execute and deliver this Amendment as the Bank may require, including but not limited to a copy of resolutions duly adopted by the board of directors of the Borrower, authorizing the execution by the Borrower of this Amendment, certified as complete and correct by the secretary of the Borrower; and

               (3) such other instruments, documents, certificates, consents, waivers and opinions as the Bank reasonably may request.

          (c)  Payment of Fees and Expenses.  The Borrower shall have paid all
               ----------------------------
     fees and expenses of the Bank incurred in connection with this Amendment, including, without limitation, reasonable attorneys' fees and expenses.

          (d)  Performance; No Default.  The Borrower shall have performed and
               -----------------------
     complied with all agreements and conditions contained in the Revolving Credit Agreement and the Collateral Documents to be performed by or complied with by such Person prior to the date hereof, and no Event of Default shall exist.

          (e)  No Material Adverse Effect.  No Material Adverse Effect shall
               --------------------------
     have occurred since the date of the most recent financial statements for the Borrower received by the Bank.

          (f)  Approvals.  The approval and/or consent shall have been obtained
               ---------
     from all persons whose approval or consent is necessary or required to enable the Borrower to enter into this Amendment and the documents delivered in connection with this Amendment and to perform its obligations hereunder.

          (g)  Satisfaction of the Bank's Counsel.  All legal matters incident
               ----------------------------------
      to the transactions contemplated hereby shall be reasonably satisfactory to counsel for the Bank.

The date on which all of the conditions set forth in this Paragraph 3 have been satisfied (or waived by the Bank) is referred to herein as the "EFFECTIVE DATE."

     4.   References.  From and after the Effective Date, all references in the
          ----------
Revolving Credit Agreement and the Collateral Documents to the Revolving Credit Agreement shall be deemed to refer to the Revolving Credit Agreement, as amended hereby.

     5.   Representations and Warranties.  The Borrower hereby confirms to the
          ------------------------------
Bank that the representations and warranties set forth in the Revolving Credit Agreement and the Collateral Documents are true and correct as of the date hereof, except to the extent such representations and warranties expressly relate to an earlier date. The Borrower represents and warrants to the Bank that (a) it has full power and authority to execute and deliver this Amendment and to perform its obligations hereunder, (b) upon the execution and delivery hereof, this Amendment will be valid, binding and enforceable upon it in accordance with its terms, (c) the execution and delivery of this Amendment does not and will not contravene, conflict with, violate or constitute a default under (i) the articles of incorporation of the Borrower or the bylaws of such Person or (ii) any applicable law, rule, regulation, judgment, decree or order of which the Borrower has knowledge or any agreement, indenture or instrument to which such Person is a party or is bound or which is binding upon or applicable to all or any portion of its property and (d) no Unmatured Event of Default or Event of Default presently exists.

     6.   Costs and Expenses.  The Borrower agrees to reimburse the Bank for all
          ------------------
out of pocket expenses incurred in the preparation, negotiation and execution of this Amendment and the consummation of the transactions contemplated hereby, including, without limitation, the expenses and fees of counsel for the Bank.

     7.   No Further Amendments; Ratification of Liability.  Except as amended
          ------------------------------------------------
hereby, the Revolving Credit Agreement and each of the Collateral Documents shall remain in full force and effect in accordance with their respective terms. The Borrower hereby ratifies and confirms its liabilities, obligations and agreements under the Revolving Credit Agreement and the Collateral Documents, all as amended by this Amendment, and the liens and security interests created thereby, and acknowledges that (a) as of the date hereof, it has no defenses, claims or set-offs to the enforcement of such liabilities, obligations and agreements, (b) the Bank has fully performed all obligations to the Borrower which the Bank may have had or have on and as of the date hereof and (c) the Bank does not waive, diminish or limit any term or condition contained in any of the Revolving Credit Agreement or the Collateral Documents. The Bank's agreement to the terms of this Amendment or any other amendment of the Revolving Credit Agreement or Collateral Documents shall not be deemed to establish or create a custom or course of dealing between the Borrower and the Bank. This Amendment and the documents executed and delivered pursuant to this Amendment contain the entire agreement between the Bank and the Borrower with respect to the transactions contemplated by this Amendment.

     8.   Counterparts.  This Amendment may be executed in one or more
          ------------
counterparts, each of which shall be deemed an original, and all of which, when taken together, shall constitute one and the same instrument.

     9.   Further Assurances.  The Borrower covenants and agrees that it will at
          ------------------
any time and from time to time do, execute, acknowledge and deliver, or will cause to be done, executed, acknowledged and delivered, all such further acts, documents and instruments as reasonably may be required by the Bank in order to effectuate fully the intent of this Amendment.

     10.  Severability.  If any term or provision of this Amendment or the
          ------------
application thereof to any party or circumstance shall be held to be invalid, illegal or unenforceable in any respect by a court of competent jurisdiction, the validity, legality and enforceability of the remaining terms and provisions of this Amendment shall not in any way be affected or impaired thereby, and the affected term or provision shall be modified to the minimum extent permitted by law so as most fully to achieve the intention of this Amendment.

     11.  Captions.  The captions in this Amendment are inserted for convenience
          --------
of reference only and in no way define, describe or limit the scope or intent of this Amendment or any of the provisions hereof.




               [remainder of this page intentionally left blank]

     IN WITNESS WHEREOF, the parties hereto have executed and delivered this Amendment at Chicago, Illinois as of the day and year first above written.



          BORROWER:           ALLSCRIPTS, INC., an Illinois corporation


                              By:          /s/ John Cull, Treasurer
                                    ---------------------------------------
                                    John Cull
                                    Treasurer

                              2401 Commerce Drive
                              Libertyville, Illinois  60048-4464
                              Attention: John G. Cull
                              Telephone: (847) 680-3515
                              Telecopy:  (847) 680-5830


          BANK:               LASALLE NATIONAL BANK, a national
                              banking association


                              By:          /s/ Jeffrey D. Steele
                                    ---------------------------------------
                              Title:

                              135 South LaSalle Street
                              Suite 212
                              Chicago, Illinois  60603
                              Attention: David E. Heise
                              Telephone: (312) 904-8101
                              Telecopy:  (312) 904-4364